UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
JOBY AVIATION, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 23, 2025
To Our Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Joby Aviation, Inc., on June 6, 2025. The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast. You will be able to attend and participate in the Annual Meeting online, submit questions during the meeting and vote your shares electronically.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, the proxy statement, our annual report and the proxy card.
You will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) which we expect to mail on or about April 23, 2025, unless you have previously requested to receive our proxy materials in paper form. To ensure your representation at the Annual Meeting, please vote as soon as possible by following the instructions set forth in the Notice. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, please submit your proxy by following the instructions in the Notice, or if you asked to receive the proxy materials in paper form, please vote electronically via the Internet or by telephone, or complete, sign and date the proxy card and return it in the postage paid envelope provided.
Sincerely,

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 6, 2025: THE PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024 ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

JOBY AVIATION, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2025

Time and Date:	June 6, 2025 at 9:00 a.m. Pacific Time.

Place:
You will be able to attend the Joby Aviation, Inc. Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/JOBY2025 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Purpose:
1.Elect the three Class I directors listed in the accompanying proxy statement, each to serve a three-year term expiring at the 2028 Annual Meeting and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

2.Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

3. Approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”).

4. Approve an amendment to our Certificate of Incorporation, dated August 10, 2021 (the “Certificate of Incorporation”) to increase the number of authorized shares of our common stock, par value $0.0001 per share, from 1,400,000,000 shares to 2,800,000,000 shares (the “Authorized Share Proposal”).

5. Approve an amendment to our Certificate of Incorporation to revise certain provisions related to ownership of U.S. air carriers (the “Air Carrier Proposal”).

6. Approve an amendment to our Certificate of Incorporation to limit the liability of certain of the Company’s officers, as permitted by Delaware law (the “Limitation of Liability Proposal”).

7. Transact any other business that may properly come before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on April 7, 2025 are entitled to notice of, and to vote at, the Annual Meeting and any continuation, postponement or adjournment thereof.

Proxy Voting:	Holders of our common stock are entitled to one vote for each share held as of the record date.

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website at ir.jobyaviation.com or, if you are a registered holder, contact our transfer agent, Continental Stock Transfer & Trust Company, through its website at www.continentalstock.com or by phone at (212) 509-4000.

By Order of the Board of Directors,

JoeBen Bevirt
Chief Executive Officer

i

JOBY AVIATION, INC.
333 Encinal Street
Santa Cruz, CA 95060
PROXY STATEMENT
2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2025
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of Joby Aviation, Inc., for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 6, 2025 at 9:00 a.m. Pacific Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/JOBY2025.
NOTE REGARDING 2021 BUSINESS COMBINATION
On August 10, 2021, we consummated the business combination (the “Merger”), contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 23, 2021, pursuant to which Joby Aero, Inc. (“Legacy Joby”) was merged with and into a wholly-owned subsidiary of Reinvent Technology Partners (“RTP”). Legacy Joby survived as a wholly-owned subsidiary of RTP, which was renamed Joby Aviation, Inc. (“Joby Aviation”).
Unless otherwise indicated or the context otherwise requires, references in this proxy statement to “we,” “us,” “the Company,” “Joby” and “Joby Aviation” refer to the consolidated operations of Joby Aviation, Inc. and its subsidiaries. References to “Legacy Joby” refer to Joby Aero, Inc. prior to the Merger.
INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You are viewing or have received these proxy materials because Joby’s board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Joby is making this proxy statement and its Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2024 (the “2024 Annual Report”) available to its stockholders electronically via the Internet. On or about April 23, 2025 (the “Notice Date”), we mailed to our stockholders of record and beneficial owners at the close of business on April 7, 2025 (the “Record Date”) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. On the Notice Date, all stockholders and beneficial owners will have the ability to access, free of charge, all proxy materials on a website referred to in the Notice.
If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request them. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Annual Report. The Notice also instructs you on how you can submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders, unless we received contrary instructions from the impacted stockholders prior to the mailing date. This delivery method is referred to as “householding” and can result in significant cost savings as well as reduce the environmental impact of printing and mailing multiple sets of materials to the same location.
If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder who makes a request.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, following the formal portion of the Annual Meeting, management will be available to respond to questions from stockholders.
What proposals are scheduled to be voted on at the Annual Meeting and how does the board of directors recommend that I vote on these proposals?

Proposal		Board Recommendation
1
To elect Michael Huerta, Tetsuo Ogawa and Dipender Saluja as Class I directors, each to serve a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
FOR each of the nominees

2	Ratify the appointment of Deloitte & Touche LLP as Joby’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR

3	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”).	FOR

4	Approve an amendment to our Certificate of Incorporation, dated August 10, 2021 (the “Certificate of Incorporation”) to increase the number of authorized shares of our common stock, par value $0.0001 per share, from 1,400,000,000 shares to 2,800,000,000 shares (the “Authorized Share Proposal”)	FOR

5	Approve an amendment to our Certificate of Incorporation to revise certain provisions related to ownership of shares by persons who are not citizens of the United States (the “Air Carrier Proposal”).	FOR

6	Approve an amendment to our Certificate of Incorporation to limit the liability of certain of the Company’s officers, as permitted by Delaware law (the “Limitation of Liability Proposal”).	FOR
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 7, 2025. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters to be voted on at the Annual Meeting. At the close of business on the Record Date, there were 791,060,654 shares of common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in their name. Shares held in street name are shares that are held in the name of a bank or broker on an individual’s behalf.

Am I entitled to vote if my shares are held in street name?
If your shares are held by a bank or a brokerage firm, you are considered the beneficial owner of those shares held in street name. If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name and you would like to vote your shares at the Annual Meeting, you should contact your broker or other nominee to obtain a valid proxy from your broker or other nominee that gives you the right to vote the shares at the Annual Meeting.
How do I vote if I am a record holder?
If you are a record holder, you may vote:
•Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card;
•Telephone — You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•Mail — You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•Electronically at the Meeting — If you attend the meeting online, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on June 5, 2025. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Can I change my vote or revoke my proxy?
Yes, you can change your vote or revoke your proxy at any time before the vote is taken.
If you are a record holder, you can change your vote by:
•submitting a duly executed proxy with a later date using any of the methods described above;
•providing written notice of revocation to Joby’s Corporate Secretary at Joby Aviation, Inc., 333 Encinal Street, Santa Cruz, California 95060, prior to the Annual Meeting; or
•voting online at the Annual Meeting. Your attendance at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote online at the Annual Meeting.
Please note that if your shares are held in street name and you wish to revoke a proxy or change your voting instructions, you must contact your broker.
What is the quorum requirement for the Annual Meeting?
The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date must be present in person or by remote communication, or represented by proxy, at the Annual Meeting in order to conduct business at the Annual Meeting. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present in person or by remote communication at the Annual Meeting or if you have properly submitted a proxy.

What is the vote required for each proposal?
•Proposal One: Each director shall be elected by a plurality of the votes cast, meaning that the three individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
•Proposal Two: Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the votes cast, excluding abstentions and broker non-votes.

•Proposal Three: Approval of the non-binding advisory vote on the compensation of our named executive officers (the “NEOs”) requires the affirmative vote of a majority of the votes cast, excluding abstentions and broker non-votes.

•Proposal Four: Approval of the Authorized Share Proposal requires the affirmative vote of a majority of the shares of stock of the Company entitled to vote thereon, voting together as a single class.

•Proposal Five: Approval of the Limitation of Liability Proposal requires the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

•Proposal Six: Approval of the Air Carrier Proposal requires the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.
What is an “abstention” or a “vote withheld” and how will abstentions and votes withheld be treated?
An “abstention,” in the case of Proposals Two, Three, Four, Five or Six, or a “vote withheld,” in the case of Proposal One, represents a stockholder’s choice to decline to vote on a proposal. Abstentions and votes withheld will be counted as present and entitled to vote for purposes of determining a quorum. Abstentions and votes withheld will have no effect on the election of directors, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, and the advisory vote on the compensation of our NEOs. Abstentions and votes withheld will have the same effect as a vote against the Authorized Share Proposal, the Limitation of Liability Proposal and the Air Carrier Proposal.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, unless the broker has received voting instructions from the beneficial owner of such shares. Broker non-votes count for purposes of determining whether a quorum is present.
If I submit a proxy, how will it be voted?
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the stockholder’s instructions. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I change my vote or revoke my proxy?”
What does it mean if I receive more than one Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How can I attend and participate in the Annual Meeting?
The Annual Meeting will be conducted via live audio webcast. You will only be able to attend and participate in the Annual Meeting online by visiting: www.virtualshareholdermeeting.com/JOBY2025. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in street name, you should contact your bank or broker to obtain your 16-digit control number. If your shares are held in street name, and you would like to vote your shares online at the Annual Meeting, you must request and obtain a valid proxy from your bank or broker that gives you the right to vote the shares at the Annual Meeting.
The meeting webcast will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) will be permitted to submit questions during the Annual Meeting. We will not address questions that are, among other things:
•irrelevant to Joby’s business or to the business of the Annual Meeting; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Executive Chairman or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting by following the procedures outlined above.
What if I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted at www.virtualshareholdermeeting.com/JOBY2025. Technical support will be available starting at 8:45 a.m. Pacific Time on June 6, 2025.
How can I access the proxy materials online?
The Notice will provide you with instructions on how to:
•view our proxy materials for the meeting through the Internet; and
•instruct us to send our future proxy materials electronically by email.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of record holders entitled to vote will be available for inspection by stockholders of record for ten (10) days prior to the meeting. If you are a record holder and want to inspect the stockholder list, please send a written request to our Corporate Secretary at investors@jobyaviation.com to arrange for electronic access to the stockholder list.
Who will tabulate the votes?
A representative of Broadridge Financial Solutions, Inc. will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
Who is soliciting my proxy and paying for the expense of solicitation?
The proxy for the Annual Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We have retained Georgeson LLC (“Georgeson”) to assist in the solicitation proxies for the Annual Meeting. We have agreed to indemnify Georgeson against certain liabilities arising out of or in connection with the engagement and to limit its aggregate liability for its services. The estimated cost for such services is $15,000, plus additional fees relating to solicitation of proxies, as well as other customary costs and expenses. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.
When are stockholder proposals due for next year’s meeting?
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting must submit the proposal to our Corporate Secretary at our offices at 333 Encinal Street, Santa Cruz, CA 95060 in writing no later than December 24, 2025. Stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
Stockholders intending to present a proposal at the 2026 Annual Meeting, or to nominate a person for election as a director, but not to include the proposal in our proxy statement, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting no earlier than February 6, 2026, and no later than March 8, 2026. The notice must contain all information required by the Bylaws, a copy of which is available upon request to our Secretary. If the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after June 6, 2026, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 90th day prior to the 2026 Annual Meeting or, if later, the close of business on the 10th day following the day on which we first publicly disclose the date of such meeting. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2026.
Our Bylaws require that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which is reserved for the exclusive use by our board of directors. In connection with the 2026 annual meeting of stockholders, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We are committed to good corporate governance practices. These practices provide an important framework within which our board of directors, its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth the composition and structure of our board of directors, responsibilities and expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website at ir.jobyaviation.com.
Board Leadership Structure
Our board of directors has determined that it is in Joby’s best interest to maintain a separate Executive Chairman and Chief Executive Officer. The board of directors believes that separating these roles enhances its independent oversight of management and the Company’s strategic planning. The board also believes a separate Executive Chairman can more effectively lead the board in objectively evaluating the performance of management, including the Chief Executive Officer. Our Executive Chairman is Paul Sciarra.
Our board of directors has also appointed Michael Huerta as lead independent director. Consistent with our Corporate Governance Guidelines, if the Executive Chairman is not an independent director, the board of directors annually selects a lead independent director to preside over executive sessions of the board’s independent directors, facilitate information flow between the other members of the board and the Executive Chairman, and perform other duties specified by the board.
Our Board of Directors’ Role in Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Although our board of directors does not have a standing risk management committee, it administers this oversight function directly through the board of directors as a whole, as well as through standing committees that address risks inherent in their respective areas of oversight. Our board of directors and its committees focus on our general risk management strategy, including the most significant risks facing us over the short, intermediate and long-term, and oversee the implementation of risk management strategies by management. In addition, members of our board of directors are empowered and encouraged to recommend agenda items for meetings and to bring matters for discussion before the entire board of directors or during separate executive sessions of the non-management directors, including matters related to risk oversight.

In carrying out this responsibility the board of directors regularly discusses key areas of strategic risk with management, whether as separate agenda items or as they relate to other topics being considered by the board. For example, the board of directors regularly receives presentations from management on topics including steps to mitigate certification and regulatory risk, safety, environmental, social, governance, cybersecurity, legal, financial and other risks.
Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. The audit committee also monitors compliance with legal and regulatory requirements and assists our board of directors in fulfilling its oversight responsibilities with respect to risk management. Furthermore, the audit committee communicates quarterly with our independent registered public accounting firm, Deloitte & Touche LLP, about risks related to our internal controls and financial reporting process.
Our nominating and corporate governance committee assesses risks related to our corporate governance practices, the independence of our board of directors, board and committee composition and performance, and monitors the effectiveness of our governance guidelines.
Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The compensation committee also ensures that our compensation philosophy aligns with our long-term strategy.
We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Composition of the Board of Directors
Our business and affairs are managed under the direction of our board of directors. Our board of directors is divided into three classes with staggered, three-year terms. Our directors are divided among the three classes as follows:
•Class I directors (Michael Huerta, Tetsuo Ogawa and Dipender Saluja), whose terms will expire at the 2025 Annual Meeting;
•Class II directors (Halimah DeLaine Prado, Paul Sciarra and Laura Wright), whose terms will expire at the 2026 Annual Meeting; and
•Class III directors (JoeBen Bevirt, Aicha Evans and Michael Thompson), whose terms will expire at the 2027 Annual Meeting.
Our directors may be removed only for cause and by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.
Under the Sponsor Agreement (the “Sponsor Agreement”) by and among the Company, Reinvent Sponsor, LLC (“Sponsor”) and Reinvent Technology Partners (“RTP”), the parties thereto agreed to certain rights of the Sponsor with respect to board representation of the Company, including the appointment of Reid Hoffman as an initial Class III director and the nomination of Michael Thompson as a Class III director following the first term of the Class III directors.
Under the Memorandum of Understanding, dated as of February 20, 2021, by and between Toyota Motor Corporation (“Toyota”) and Legacy Joby (the “Toyota MOU”), the parties thereto agreed to certain rights of Toyota in connection with the collaboration agreement between Legacy Joby and Toyota. Under the MOU, Toyota has the right to designate for election to our board of directors up to one designee that, if elected, will result in such designee serving on the board of directors. We agreed to take all necessary actions to ensure that Toyota’s designee is included in the slate of director nominees (including in any proxy statement or written consent relating to the election of directors) and to ensure that the election of Toyota’s designee is recommended by our board of directors in such materials. If a person serving as Toyota’s designee ceases to serve for any reason, Toyota may designate such person’s successor and our board of directors will promptly fill the vacancy with such successor designee. The member of our board of directors who is currently serving as Toyota’s designee is Tetsuo Ogawa.
Under the Umbrella Agreement, dated October 7, 2022 (the “Delta Agreement”), by and between the Company and Delta Air Lines, Inc. (“Delta”), the parties agreed to work together in good faith to select a nominee for appointment to our board of directors. Upon the death, resignation, retirement, disqualification or removal from office of such individual, we agreed to work in good faith to select a replacement nominee. The member of our board of directors who is currently serving as Delta’s designee is Michael Huerta.
Director Independence
As a result of our common stock being listed on the New York Stock Exchange (“NYSE”), we must comply with the applicable rules of such exchange in determining whether a director is independent. The board of directors undertook a review of the independence of the individuals named above, including the transactions contemplated under the Delta Agreement, and determined that each of Aicha Evans, Halimah DeLaine Prado, Michael Huerta, Dipender Saluja, Michael Thompson and Laura Wright qualifies as “independent” as defined under the applicable NYSE rules.
Committees of the Board of Directors
Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operates under a written charter. Our board of directors may from time to time establish other committees.
In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues. Each of our standing committees operates pursuant to a written charter. Current copies of our committee charters are posted on our website, ir.jobyaviation.com, as required by applicable SEC and NYSE rules. The information on or available through any of such website is not deemed incorporated in this prospectus and does not form part of this prospectus.

Audit Committee
Our audit committee consists of Aicha Evans, Halimah DeLaine Prado and Laura Wright, with Ms. Wright serving as the chair of the committee. Each member of our audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, each member of our audit committee is financially literate. Our board of directors has determined that Ms. Wright qualifies as an “audit committee financial expert”, as defined in Item 407(d)(5) of Regulation S-K, and possesses financial sophistication, as defined under the rules of the NYSE.
The audit committee’s responsibilities include, among other things:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Compensation Committee
Our compensation committee consists of Aicha Evans, Michael Huerta, and Laura Wright, with Ms. Evans serving as the chair of the committee. Ms. Evans, Mr. Huerta, and Ms. Wright are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act and are “independent” as defined under the applicable NYSE listing standards, including the standards specific to members of a compensation committee. We believe that the composition and functioning of our compensation committee meets the requirements for independence under the current NYSE listing standards.
The compensation committee’s responsibilities include, among other things:
•reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to our board of directors regarding the compensation of our Chief Executive Officer;
•reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;
•making recommendations to our board of directors regarding the compensation of our directors;
•reviewing and administering our Policy for Recovery of Erroneously Awarded Compensation;
•reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans and arrangements; and
•appointing and overseeing any compensation consultants.
The compensation committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the compensation committee’s charter, the compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable NYSE rules. We must provide appropriate funding, as determined by the compensation committee, for payment of reasonable compensation to any advisor retained by the compensation committee.

Compensation Consultants
During 2024, the compensation committee engaged Compensia, Inc. (“Compensia”), as its independent outside compensation consultant. As requested by the compensation committee, Compensia’s services to the compensation committee included advising on the development of the Company’s peer group and providing support and analysis regarding executive and director compensation.
All executive compensation services provided by Compensia during 2024 were conducted under the direction or authority of the compensation committee, and all work performed by Compensia was pre-approved by the compensation committee. Neither Compensia nor any of its affiliates maintains any other direct or indirect business relationships with Joby or any of our subsidiaries. The compensation committee considered whether any work provided by Compensia raised any conflict of interest for services performed during 2024 and determined that it did not.
Compensation Committee Interlocks and Insider Participation
During 2024, Aicha Evans, Michael Huerta and Laura Wright served on the compensation committee. During 2023, no member of the compensation committee was an officer or employee of ours, a former officer of ours or of our subsidiaries or had a relationship requiring disclosure by us under Item 404 of Regulation S-K. None of our executive officers currently serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any entity, other than Joby, that has one or more executive officers serving as a member of our board of directors.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Halimah DeLaine Prado, Dipender Saluja and Michael Thompson, with Ms. DeLaine Prado serving as the chair of the committee. Each member of our nominating and corporate governance committee is “independent” as defined under the applicable listing standards of NYSE and SEC rules and regulations.
The nominating and corporate governance committee’s responsibilities include, among other things:
•identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•recommending to our board of directors the nominees for election to our board of directors at annual meetings of our stockholders;
•overseeing an evaluation of our board of directors and its committees;
•overseeing the Company’s policies related to environmental, social and governance matters; and
•developing and recommending to our board of directors a set of corporate governance guidelines.
We believe that the composition and functioning of our nominating and corporate governance committee meets the requirements for independence under the current NYSE listing standards.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. The board of directors met four times during the fiscal year ended December 31, 2024. The audit committee met eight times during the fiscal year ended December 31, 2024. The compensation committee met four times during the fiscal year ended December 31, 2024. The nominating and corporate governance committee met four times during the fiscal year ended December 31, 2024.
During 2024, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and all meetings of committees of our board of directors on which such members served that were held during the period in which such director served except for Mr. Ogawa.
Board Attendance at Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our board of directors to be present at our annual meeting of stockholders. Last year, eight of our nine directors attended our annual meeting of stockholders.

Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors may do so by sending a letter addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Joby Aviation, Inc.
333 Encinal Street
Santa Cruz, CA 95060
Attn: Corporate Secretary
Code of Ethics
We have a code of ethics that applies to our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, ir.jobyaviation.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.
Insider Trading, Hedging and Pledging Policy
We have adopted an Insider Trading Policy that applies to our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards which are applicable to us. A copy of our Insider Trading Policy as been filed as an Exhibit to our Annual Report. Under the terms of our Insider Trading Policy, no employee, consultant or member of our board of directors (including members of their household and any entities they control) may engage in short sales, the purchase or sale of put, call or other derivative securities, or hedging or monetization transactions.

NOMINATION PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of our nominating and corporate governance committee in accordance with its charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, our nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates.
Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our board of directors is set forth above under “When are stockholder proposals due for next year’s meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, our nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors at any particular time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our certificate of incorporation and bylaws, our Corporate Governance Guidelines and the charters of the committees of our board of directors. When considering nominees, our nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, any potential conflicts of interest, diversity, skills, achievements, business understanding, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition.

Our board of directors does not have a formal policy with respect to considering diversity when identifying or evaluating nominees. Through the nomination process, our nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness.

PROPOSAL ONE: ELECTION OF DIRECTORS
Our board of directors currently consists of nine directors and is divided into three classes, with staggered three-year terms. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III expire at our annual meetings to be held in 2026 and 2027, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the Class I nominees named below be elected as a Class I director for a three-year term expiring at our 2028 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Shares represented by proxies will be voted “FOR” the election of each of the nominees named below unless the proxy is marked to withhold authority to vote. If any nominee for any reason is unable or unwilling to serve the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The following sets forth information regarding our nominees, including their ages as of April 2, 2025:

Age: 68 Director Since: 2023 Committees: Compensation	Michael Huerta Former Administrator, Federal Aviation Administration
Biography: Michael P. Huerta has served as a member of our board of directors since March 2023. Mr. Huerta currently serves as a transportation and aviation industry consultant. He previously served as Administrator for the United States Federal Aviation Administration from 2013 to 2018. Before being named as Administrator, Mr. Huerta served as Acting Administrator of the FAA from 2011 to 2013 and FAA Deputy Administrator from 2010 to 2011. Mr. Huerta also served as Executive Vice President and Group President, Government Transportation, for Affiliated Computer Services, Inc., now Conduent, Inc. Mr. Huerta has served as an independent director of Delta Air Lines, Inc. since 2018, and is a member of Delta Air Lines’ Audit Committee and Corporate Governance Committee, and is chairman of Delta’s Safety and Security Committee. Since May 2021, he has also served as an independent member of the board of directors of Verra Mobility Corporation and is chair of the Nominating and Corporate Governance Committee. Mr. Huerta holds a B.A. in Political Science from the University of California, Riverside and an M.A. in Public Affairs with a concentration in international relations from Princeton University.

Qualifications: Mr. Huerta’s prior experience with the FAA and extensive aviation history make him well qualified to serve as a member of our board of directors. Mr. Huerta is currently serving as Delta’s nominee pursuant to the Delta Agreement.

Age: 65 Director Since: 2023 Committees: None	Tetsuo “Ted” Ogawa Operating Officer, Toyota Motor Corporation
Biography: Tetsuo Ogawa has served as a member of our board of directors since July 2023. Mr. Ogawa was named Operating Officer of Toyota Mortor Corporation (“TMC”) in April 2023. He was also named Director, President and Chief Executive Officer of Toyota Motor North America, Inc. (“TMNA”), Chief Executive Officer, North America Region of TMC, and Director of Toyota Motor Credit Corporation (“TMCC”) in April 2020. Mr. Ogawa previously served as Operating Officer of TMC from January 2019 to December 2020, Chief Operating Officer, North America Region of TMC from January 2019 to April 2020 and Deputy Chief Officer - External and Public Affairs Group of TMC from January 2019 to July 2019. He served as Executive Vice President of TMNA from April 2017 to March 2020 and Senior Managing Officer of TMC from January 2018 to January 2019. He also served as Chief Administrative Officer – North America Region of TMC from April 2017 to January 2019. Prior to this, Mr. Ogawa served as Managing Officer of TMC from April 2015 to January 2018 and Deputy Chief Executive Officer – China Region of TMC and President, Toyota Motor (China) Investment Co., Ltd. from April 2015 to April 2017. From January 2012 to April 2015, he served as General Manager - China Division of TMC. Mr. Ogawa first joined TMC in 1984. Mr. Ogawa holds a bachelor’s degree in commerce and management from Hitotsubashi University.

Qualifications: Mr. Ogawa’s extensive expertise in operational and leadership roles at Toyota make him well qualified to serve on our board of directors. Mr. Ogawa is currently serving as Toyota’s designee pursuant to the Toyota MOU.

Age: 60 Director Since: 2016 Committees: Nominating & Corporate Governance	Dipender Saluja Managing Director, Capricorn Investment Group
Biography: Dipender Saluja has served as a member of our board of directors since November 2016, after he led the Company’s Series A financing. Mr. Saluja has served as Managing Director of Capricorn Investment Group, an investment firm, since 2006. Prior to Capricorn Investment Group, he served in various positions from 1990 to 2006 at Cadence Design Systems, an electronic design company. Mr. Saluja currently serves on the boards of QuantumScape and Navitas Semiconductor, and on the boards of several private companies.

Qualifications: Mr. Saluja’s extensive operational, management, strategy, investment and directorship experience, particularly in the areas of technology, electronics, semiconductors, transportation, renewable energy and cleantech, make him well qualified to serve as a member of our board of directors.

Continuing Directors
The following sets forth information regarding our directors who are serving for terms that end after the Annual Meeting, including their ages as of April 2, 2025:

Age: 51 Director Since: 2009 Committees: None	JoeBen Bevirt Chief Executive Officer, Joby Aviation
Biography: JoeBen Bevirt is our founder, Chief Executive Officer, Chief Architect and a member of our board of directors. Mr. Bevirt has led our team since its inception in 2009. He has dedicated his life to driving revolutionary innovation in electric propulsion and robotics. In 1999, Mr. Bevirt co-founded Velocity11, a company that developed high-performance robotic laboratory systems, which was later acquired by Agilent Technologies. In 2005, he founded Joby Inc., a company that makes utilitarian consumer products including the popular Gorillapod flexible camera tripod. He holds a B.S. in mechanical engineering from University of California Davis and an M.S. in mechanical engineering from Stanford University.

Qualifications: Mr. Bevirt, given his extensive experience in electric propulsion, robotics and managing companies, is qualified to serve as a member of our board of directors due to this one-of-a-kind perspective he brings as our founder and Chief Executive Officer.

Age: 56 Director Since: 2020 Committees: Compensation (Chair) Audit	Aicha Evans Chief Executive Officer, Zoox
Biography: Aicha Evans has served as a member of our board of directors since December 2020. Since February 2019, Ms. Evans has been the Chief Executive Officer of Zoox, Inc., an autonomous vehicle company acquired by Amazon.com, Inc. in 2020. Prior to that, Ms. Evans worked at Intel Corporation, a multinational corporation and technology company, where she served as Corporate Strategy Officer and Senior Vice President from March 2017 through February 2019 and Corporate Vice President, Communication and Devices Group from February 2014 through February 2016. Ms. Evans currently serves as a member of the board of directors on the compensation, technology and safety, and people and organization committees of SAP SE. Ms. Evans holds a B.S. in computer engineering from The George Washington University.

Qualifications: Ms. Evans’ success in senior leadership positions and public company board experience make her well qualified to serve as a member of our board of directors.

Age: 49 Director Since: 2021 Committees: Nominating & Governance (Chair) Audit	Halimah DeLaine Prado General Counsel, Google LLC
Biography: Halimah DeLaine Prado has served as a member of our board of directors since August 2021. Since August 2020, Ms. DeLaine Prado has served as General Counsel of Google, LLC, where she has held a number of roles in the legal department since 2006. Prior to joining Google, Ms. DeLaine Prado practiced media law and products liability law at Dechert LLP and Levine Sullivan Koch and Shulz. She also clerked for the Honorable Mary A. McLaughlin of the United States District Court for the Eastern District of Pennsylvania. Ms. DeLaine Prado holds a B.A. from Yale University and a J.D. from Georgetown University Law Center.

Qualifications: Ms. DeLaine Prado’s experience as a leader in the legal and technology industries makes her well qualified to serve as a member of our board of directors.

Age: 48 Director Since: 2024 Committees: Nominating & Corporate Governance	Michael Thompson Managing Partner, Reinvent Capital
Biography: Michael Thompson has served as a member of our board of directors since June 2024. Mr. Thompson has also served as a co-founder and managing partner of Reinvent Capital, a private investment fund focused on technology companies, since 2017, and as the Chief Executive Officer and director of RTP from 2020 to 2021. Prior to Reinvent Capital, Mr. Thompson was the founder and managing partner of BHR Capital, a New York-based hedge fund. In addition, he has invested in and served as an advisor and board member for several technology companies, including Oklo, Inc. Mr. Thompson holds a Bachelor of Business Administration in International Finance from the Honors Program at the University of Georgia.

Qualifications: Mr. Thompson’s experience as an investor in and advisor to technology companies make him well qualified to serve as a member of our board of directors. Mr. Thompson is currently serving as RTP’s nominee pursuant to our agreement with Sponsor.

Age: 44 Director Since: 2016 Committees:	Paul Sciarra Chairman of the Board
Biography: Paul Sciarra has served as the Executive Chairman and a member of our board of directors since November 2016 and was our first outside investor. Lending his deep product knowledge and business acumen to the Company, he was instrumental in the move to a four-seat aircraft operating within a service-based model. In August 2008, Mr. Sciarra co-founded Pinterest, Inc., an image sharing and social media service company. Mr. Sciarra also served as an entrepreneur-in-residence at Andreessen Horowitz, a venture capital firm. Mr. Sciarra holds a B.A. from Yale University.

Qualifications: Mr. Sciarra’s experience as an entrepreneur along with his contributions to Joby as its Executive Chairman make him well qualified to serve as a member of our board of directors.

Age: 65 Director Since: 2021 Committees: Audit (Chair) Compensation	Laura Wright Former Chief Financial Officer, Southwest Airlines
Biography: Laura Wright has served as a member of our board of directors since August 2021. Until 2020, she consulted under GSB Advisory LLC, which she founded in 2012, to provide interim executive and financial management to growth and non-profit companies. From 1988 to 2012, Ms. Wright served in a number of roles at Southwest Airlines Co., a commercial airline, most recently as Senior Vice President, Chief Financial Officer, and Corporate Officer. Ms. Wright currently serves as a member of the board of directors of CMS Energy Corp. and its subsidiary Consumers Energy, TE Connectivity Ltd. and Spirit AeroSystems Holdings, Inc. and was a member of the board of directors of Pebblebrook Hotel Trust from December 2009 to February 2019, as well as a member of the audit and compensation committees. Ms. Wright holds a B.S. and an M.S. from University of North Texas and is a certified public accountant.

Qualifications: Ms. Wright’s experience in the aviation industry and on multiple public company boards of directors, as well as her financial expertise, make her well qualified to serve as a member of our board of directors.

Director Compensation
The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2024.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)
Aicha Evans	75,000	147,283	222,283
Reid Hoffman	25,082	—	25,082
Michael Huerta	57,500	147,283	204,783
Michael Thompson(3)	29,698	147,283	176,981
Halimah DeLaine Prado	70,000	147,283	217,283
Dipender Saluja	55,000	150,407	205,407
Paul Sciarra	50,000	150,121	200,121
Tetsuo Ogawa	50,000	150,121	200,121
Laura Wright	77,500	147,283	224,783
_______________
(1)Amounts for Messrs. Hoffman, Ogawa, Saluja and Sciarra include cash retainer fees earned in 2024 which were foregone at the election of our directors and instead paid in the form of fully vested RSUs.
(2)The amounts set forth in this column reflect the grant date fair value of all awards granted in 2024 calculated in accordance with FASB ASC Topic 718 and excluding the effects of any forfeitures. As of December 31, 2024, Ms. Evans held an option to purchase 13,047 shares of our common stock. Additionally, as of December 31, 2024, each of our non-employee directors had an outstanding restricted stock unit award for 30,181 shares that will vest on June 6, 2025.
(3)Pursuant to the Sponsor Agreement, Mr. Thompson replaced Mr. Hoffman as the RTP nominee, effective June 14, 2024.
Deferred Compensation Arrangements with Non-Employee Directors
We offer our non-employee directors the opportunity to defer receipt of their compensation by entering into a Deferred Compensation Agreement with the Company. Under this agreement, participants who elect to defer compensation may defer receipt of all or a portion of their equity compensation. For 2024, Aicha Evans and Reid Hoffman elected to defer their equity compensation.
Board and Committee Fees
In December 2021, the Board approved the Company’s Non-Employee Director Compensation Program (the “Program”). In March 2025, the Program was amended to add a retainer payment of $35,000 for the position of Lead Independent Director, in light of the additional work that position entails. The Program provides for annual cash retainers to be paid quarterly in arrears to each non-employee director in the following amounts, prorated in the case of non-employee directors who serve less than a full calendar quarter:
Board Service

Non-Employee Director	$50,000
Lead Independent Director	$35,000
Committee Service

	Chair	Non- Chair
Audit Committee Member	$20,000	$10,000
Compensation Committee Member	$15,000	$7,500
Nominating and Corporate Governance Committee Member	$10,000	$5,000
In addition, each non-employee director will be granted an RSU award immediately following the Company’s annual meeting of stockholders (the “Annual Grant”). Each Annual Grant will equal a number of RSUs calculated by dividing $150,000 by the volume weighted average closing price of our common stock over the 20 consecutive trading days ending on the trading day immediately preceding the date of the annual meeting. Each Annual Grant will vest in full on the earlier of the first anniversary of the grant date or the Company’s next annual meeting, subject to the director’s continued service on the vesting date.
Directors may elect to receive all or a portion of the cash compensation described above in the form of fully vested RSUs, calculated in the manner described above (a “Retainer Award”). In addition, our non-employee directors may elect to defer the issuance of shares to be issued pursuant to an Annual Grant or a Retainer Award until the earlier of (i) a fixed date of the director’s choosing, (ii) such director’s termination of service or (iii) a change of control of the Company.
Any equity award granted under the Program will immediately vest prior to any change of control of the Company.
The non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR THE ELECTION OF THE THREE CLASS I DIRECTORS SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Deloitte
Our audit committee has appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Our board of directors has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of the appointment of Deloitte is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice. If this proposal is not approved at the Annual Meeting, our audit committee will reconsider its appointment of Deloitte as our independent registered public accounting firm.
Representatives of Deloitte are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
The following table presents the aggregate fees billed by Deloitte to us for the services related to the years ended December 31, 2024 and 2023.

	Year Ended December 31,
	2024	2023
Audit fees(1)	$1,998,967	$1,989,300
Audit related fees(2)	343,705	201,895
Tax fees	—	—
All other fees	—	—
Total fees	$2,342,672	$2,191,195
_______________
(1)Consists of fees for services rendered in connection with the audit of our financial statements, including audited financial statements and the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.
(2)Consists of fees billed for services related to the review of the Company’s registration statements on Forms S-3 and S-8.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

PROPOSAL THREE: ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, at the Annual Meeting, our stockholders will have the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs. Accordingly, we are asking you to approve the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosures.”
You are encouraged to read the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis, along with the accompanying tables and narrative disclosures, which describe the compensation of our NEOs. Although the advisory vote is non-binding, the compensation committee and the Board will review and consider the results of the vote when making future compensation decisions.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL THREE.

PROPOSAL FOUR: APPROVAL AND ADOPTION OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 1,400,000,000 TO 2,800,000,000

Overview
Presently, our Certificate of Incorporation authorizes the issuance of 1,400,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of March 31, 2025, the Company had 789,293,827 shares of common stock issued and outstanding, 177,612,706 shares of common stock reserved for issuance under our equity compensation plans, 41,616,402 shares of common stock issuable upon the exercise of outstanding warrants, 99,403,579 shares of common stock issuable pursuant to the stock purchase agreement, dated October 1, 2024, with Toyota Motor Corporation (the “Additional Toyota Shares”), 19,011,204 shares of common stock reserved for issuance pursuant to the equity distribution agreement, dated December 10, 2024, with Morgan Stanley & Co. LLC and Allen & Company LLC, and a total of 273,062,282, shares of authorized common stock available for issuance.
In December 2024, the board of directors determined that an increase in the number of shares of common stock was advisable and in the best interest of the Company and its stockholders and unanimously approved an amendment to Article IV of our Certificate of Incorporation to increase the authorized number of shares of common stock from 1,400,000,000 to 2,800,000,000 shares, resulting in an increase in our total authorized number of shares of capital stock from 1,500,000,000 to 2,900,000,000, subject to stockholder approval of the amendment.
Effects of Proposed Amendment
Any additional authorized shares of common stock will be identical to the shares of common stock now authorized and outstanding. The proposed increase in the number of shares of common stock will not change the number of shares of stock outstanding, have any immediate dilutive effect or change the rights of current holders of our common stock. However, to the extent that the additional authorized shares of common stock are issued in the future, they may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and may dilute earnings and book value on a per share basis. Stockholders do not have preemptive rights to acquire the common stock authorized by this amendment, which means that current stockholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership of our common stock.
In addition to dilution, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of us. The Board is not aware of any actual or contemplated attempt to acquire control of the Company and this proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any actions that it deems consistent with its fiduciary duties.
The summary of the Authorized Shares Amendment contained in this proposal is qualified in its entirety by reference to the full text of such amendment as set forth in Appendix A to this proxy statement.
Risks to Stockholders of Non-Approval
If our stockholders do not approve this proposal, the Board may be precluded from pursuing a wide range of potential corporate opportunities that might raise necessary cash or otherwise be in the best interests of the Company and the best interests of our stockholders. This could have a material adverse effect on our business and prospects.
Vote Required; Recommendation of the Board of Directors
The Board recommends a vote FOR approval and adoption of the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock from 1,400,000,000 to 2,800,000,000.
The affirmative vote of the holders of a majority of the stock of the Company entitled to vote at the Annual Meeting is required for approval of the proposal. Abstentions and broker non-votes will each have the effect of votes against this proposal. Unless marked to the contrary, proxies received will be voted FOR the approval and adoption of the Authorized Shares Amendment.
The approval of this proposal is not conditioned upon approval of Proposal 5 and Proposal 6, which are the other proposals related to our Certificate of Incorporation described in this proxy statement. As a result, if this proposal is approved by Joby stockholders, the Board has authorized the officers of Joby to file with the Delaware Secretary of State a certificate of amendment or amended and restated certificate of incorporation that implements the Authorized Shares Amendment set forth in Appendix A, regardless of whether Proposal 5 and/or Proposal 6 are also approved. The Authorized Shares Amendment will become effective on the date it is filed with the Delaware Secretary of State (or at such later effective date set forth in the Authorized Shares Amendment). The Board retains the discretion to abandon and not implement the Authorized Shares Amendment at any time before it becomes effective. If this proposal is not approved by the requisite vote, the Authorized Shares Amendment will not be implemented.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION TO AMEND OUR CERTIFICATION OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 1,400,000,000 TO 2,800,000,000.

PROPOSAL FIVE: AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REVISE CERTAIN PROVISIONS RELATED TO OWNERSHIP OF US AIR CARRIERS

Overview
Joby requests that its stockholders approve and adopt an amendment of our Certificate of Incorporation to revise certain provisions related to ownership requirements imposed by federal law on U.S. air carriers.
Federal law requires that no more than 25% of the voting interest of a U.S. air carrier be owned or controlled by persons who are not “citizens of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15) of Subtitle VII of Title 49 of the United States Code, as amended or interpreted by the U.S. Department of Transportation, its predecessors or successors, from time to time (the “Air Carrier Requirements”)). The proposed amendment would replace language requiring us to include provisions in our Bylaws that automatically suspend voting rights of persons who are not citizens of the United States to the extent the 25% threshold is exceeded with provisions requiring us to ensure that we are in compliance with the applicable rules, regulations, and guidance for air carriers and prohibiting us from conducting air carrier operations at any time during which we do not comply.
The Board approved, adopted and declared advisable the Air Carrier Amendment in December 2024.
Reasons for the Proposed Air Carrier Amendment
The Board took into account a number of factors, including, without limitation, (i) existing partnerships with, and investments from, entities that are not citizens of the United States, (ii) discussions with the U.S. Department of Transportation, (iii) available financing opportunities, and (iv) other strategic considerations. After balancing these considerations, the Board determined that it is in the best interests of Joby and its stockholders to adopt the Air Carrier Amendment.
The summary of the Air Carrier Amendment contained in this proposal is qualified in its entirety by reference to the full text of such amendment as set forth in Appendix B to this proxy statement.
Voting Information and Board Recommendation
The Board recommends a vote FOR approval and adoption of the amendment of the Certificate of Incorporation to revise certain provisions related to ownership of shares by persons who are not citizens of the United States.
The affirmative vote of the holders of at least 66 2/3% of the voting power of all the outstanding shares of stock of the Company entitled to vote at the Annual Meeting is required for approval of the proposal. Abstentions and broker non-votes will each have the effect of votes against this proposal. Unless marked to the contrary, proxies received will be voted FOR the approval and adoption of the Air Carrier Amendment.
The approval of this proposal is not conditioned upon approval of Proposal 4 or Proposal 6, which are the other Certificate of Incorporation proposals described in this proxy statement. As a result, if this proposal is approved by Joby stockholders, the Board has authorized the officers of Joby to file with the Delaware Secretary of State a certificate of amendment or amended and restated certificate of incorporation that implements the Air Carrier Amendment set forth in Appendix B, regardless of whether Proposal 4 and/or Proposal 6 are also approved. The Air Carrier Amendment will become effective on the date it is filed with the Delaware Secretary of State (or at such later effective date set forth in the Air Carrier Amendment). The Board retains the discretion to abandon and not implement the Air Carrier Amendment at any time before it becomes effective. If this proposal is not approved by the requisite vote, the Air Carrier Amendment will not be implemented.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION TO AMEND OUR CERTIFICATION OF INCORPORATION TO REVISE CERTAIN PROVISIONS RELATED TO OWNERSHIP OF US AIR CARRIERS.

PROPOSAL SIX: APPROVAL AND ADOPTION OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OF THE COMPANY’S OFFICERS, AS PERMITTED BY DELAWARE LAW

Overview
Joby requests that its stockholders approve and adopt an amendment of the Certificate of Incorporation to limit the monetary liability of certain officers to the fullest extent currently permitted by Delaware law. Our Certificate of Incorporation currently provides for the exculpation of directors in specific circumstances but does not include a provision that allows for the exculpation of officers. The Limitation of Liability Amendment would extend exculpation protections to certain officers.
Pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), Article IX of the Certificate of Incorporation already eliminates the monetary liability of directors for certain breaches of their fiduciary duty of care. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit companies to include in their certificates of incorporation limitations of monetary liability for the following officers in certain actions: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer and chief accounting officer, (ii) an individual identified as a named executive officer in the corporation’s public SEC filings and (iii) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute. Consistent with Section 102(b)(7) of the DGCL, the Limitation of Liability Amendment would permit exculpation of these officers for breaches of their fiduciary duty of care in any direct claim. The DGCL does not permit the elimination of liability of these officers for:
•Any breach of the duty of loyalty to the company or its stockholders;
•Any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or
•Any transaction from which the officer derived an improper personal benefit.
The DGCL also does not permit the limitation of monetary liability of these officers in any action by or in the right of the company, such as a derivative claim.
The Board approved, adopted and declared advisable the Limitation of Liability Amendment in December 2024.
Reasons for the Proposed Limitation of Liability Amendment
The Board took into account the narrow class and type of claims for which these officers would be exculpated, and the benefits it believes the Limitation of Liability Amendment would accrue to Joby, including, without limitation, (i) the mitigation of the risk of an officer’s financial liability without intentional misconduct, (ii) the ability to attract and retain talented officers and (iii) the potential to reduce future litigation costs associated with frivolous lawsuits. After balancing these considerations, the Board determined that it is in the best interests of Joby and its stockholders to adopt the Limitation of Liability Amendment.
The summary of the Limitation of Liability Amendment contained in this proposal is qualified in its entirety by reference to the full text of such amendment as set forth in Appendix C to this proxy statement.
Voting Information and Board Recommendation
The Board recommends a vote FOR approval and adoption of the amendment of the Certificate of Incorporation to limit monetary liability of certain officers as permitted by law.
The affirmative vote of the holders of at least 66 2/3% of the voting power of all the the outstanding shares of stock of the Company entitled to vote at the Annual Meeting is required for approval of the proposal. Abstentions and broker non-votes will each have the effect of votes against this proposal. Unless marked to the contrary, proxies received will be voted FOR the approval and adoption of the Limitation of Liability Amendment.

The approval of this proposal is not conditioned upon approval of Proposal 4 or Proposal 5, which are the other Certificate of Incorporation proposals described in this proxy statement. As a result, if this proposal is approved by Joby stockholders, the Board has authorized the officers of Joby to file with the Delaware Secretary of State a certificate of amendment or amended and restated certificate of incorporation that implements the Limitation of Liability Amendment set forth in Appendix B, regardless of whether Proposal 4 and/or Proposal 5 are also approved. The Limitation of Liability Amendment will become effective on the date it is filed with the Delaware Secretary of State (or at such later effective date set forth in the Limitation of Liability Amendment). The Board retains the discretion to abandon and not implement the Limitation of Liability Amendment at any time before it becomes effective. If this proposal is not approved by the requisite vote, the Limitation of Liability Amendment will not be implemented.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION TO AMEND THE CERTIFICATION OF INCORPORATION TO LIMIT MONETARY LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY LAW.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth, as of March 31, 2025, information regarding the beneficial ownership of our voting shares by:
•each person who is known to be the beneficial owner of more than 5% of our voting shares;
•each of our named executive officers, directors and director nominees; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Unless otherwise indicated, the percentage ownership of our voting securities is based on 789,293,827 shares of our common stock issued and outstanding as of March 31, 2025.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	% of Ownership
5% Holders(2)
Entities affiliated with The Joby Trust(3)	94,446,005	12.0%
Entities affiliated with Sciarra Management Trust(4)	58,653,084	7.4%
Entities affiliated with Toyota Motor Corporation(5)	78,752,611	10.0%
Entities affiliated with Baillie Gifford & Co(6)	53,877,308	6.8%
Entities affiliated with Capricorn(7)	40,360,591	5.1%
Entities affiliated with The Vanguard Group(8)	40,372,330	5.1%
Directors, Director Nominees and Named Executive Officers
JoeBen Bevirt(3)	94,446,005	12.0%
Matthew Field	342,207	*
Kate DeHoff(9)	248,240	*
Didier Papadopoulos(10)	98,651	*
Bonny Simi(11)	633,484	*
Halimah DeLaine Prado	74,736	*
Aicha Evans(12)	100,494	*
Reid Hoffman(13)(14)	30,765,936	3.9%
Michael Huerta	30,346	*
Tetsuo Ogawa(15)	31,305	*
Dipender Saluja(16)	40,472,309	5.1%
Paul Sciarra(4)	58,653,084	7.4%
Laura Wright(17)	85,462	*
Michael Thompson(13)(18)	29,565,565	3.7%
Eric Allison	657,977	*
All Joby Aviation directors and executive officers as a group (15 individuals)	225,097,658	28.5%
_______________
*Less than 1%.
(1)Unless otherwise noted, the business address of each of those listed in the table above is 333 Encinal Street, Santa Cruz, CA 95060.
(2)Based on information set forth in various Schedule 13 filings with the SEC and the Company’s outstanding common stock data, in each case, as of March 31, 2025.
(3)Consists of (i) 795,945 shares held by JoeBen Bevirt, (ii) 60,828,414 shares held by The Joby Trust, (iii) 32,325,793 shares held by the JoeBen Bevirt 2020 Descendants Trust (the “Descendants Trust”), (iv) 83,666 shares held by the JoeBen Bevirt 2022 GRAT (the “2022 GRAT”), (v) 189,109 shares held by Jennifer Barchas, Mr. Bevirt’s wife, and (vi) 155,737 shares held by the Jennifer Barchas Trust. Mr. Bevirt is the trustee of the Joby Trust and the Descendants Trust, and has voting and dispositive power over the shares held in the 2022 GRAT and therefore may be deemed to be the beneficial owner of such shares as well as the shares held by Jennifer Barchas and the Jennifer Barchas Trust. Also includes 67,341 restricted stock units that will vest within 60 days from March 31, 2025. The business address for The Joby Trust, the Descendants Trust and the 2022 GRAT is 333 Encinal Street, Santa Cruz, CA 95060.
(4)Consists of (i) 106,327 shares held by Paul Sciarra, (ii) 58,494,728 shares held by the Sciarra Management Trust and (iii) 50,000 shares held by the Sciarra Foundation. Mr. Sciarra has voting, investment and dispositive power over the shares held in the Sciarra Management Trust and the Sciarra Foundation, and therefore may be deemed to be the beneficial owner of such shares. Also includes 2,029 restricted stock units that will be automatically granted and fully vested under the Non-Employee Director Compensation Program within 60 days from March 31, 2025. The address for U.S. Trust Company of Delaware, as agent for Sciarra Management Trust, is 2951 Centerville Road, Suite 200, Wilmington, DE 19808.
(5)Consists of (i) 72,871,831 shares held by Toyota Motor Corporation, (ii) 5,813,286 shares held by Toyota A.I. Ventures Fund I, L.P., and (iii) 67,494 shares held by Toyota A.I. Ventures Parallel Fund I-A, L.P. Toyota Motor Corporation has voting and dispositive control over the shares held by Toyota A.I. Ventures Fund I, L.P. and Toyota A.I. Ventures Parallel Fund I-A, L.P. and may be deemed to beneficially own such shares. Does not include the potential issuance of the Additional Toyota Shares. The business address for Toyota Motor Corporation is 1 Toyota cho, Toyota City, Aichi 471-8571, Japan.
(6)Consists of 53,877,308 shares over which Baillie Gifford & Co. has sole dispositive power, of which Baillie Gifford & Co. has voting power over 30,293,507. Shares reported as being beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The address for Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland. UK.
(7)Consists of (i) 9,598,884 shares held by Capricorn-Libra Investment Group, L.P. (“Capricorn-Libra”), (ii) 28,686,247 shares held by Technology Impact Fund, L.P. (“TIF LP”), and (iii) 2,075,460 shares held by Technology Impact Growth Fund, L.P. (“TIGF LP”). Capricorn-Libra Partners, LLC (“C-L Partners”) is the general partner of Capricorn-Libra. TIF Partners, LLC (“TIF LLC”) is the general partner of TIF LP. TIGF Partners, LLC (“TIGF LLC”) is the general partner of TIGF LP. Dipender Saluja is the sole manager of C-L Partners. Dipender Saluja and Ion Yadigaroglu are managers of TIF LLC. Ion Yadigaroglu is a manager of TIGF LLC. The business address of each of Capricorn-Libra, TIF LP, TIGF LP, C-L Partners, TIF LLC and TIGF LLC is 250 University Avenue Palo Alto, CA 94301.
(8)Based on Schedule 13G filed with the SEC on November 12, 2024. The address for the Vanguard Group is The Vanguard Group - 23-1945930, 100 Vanguard Blvd., Malvern, PA 19355.
(9)Includes 45,964 restricted stock units that will vest within 60 days from March 31, 2025.
(10)Includes 33,844 restricted stock units that will vest within 60 days from March 31, 2025.
(11)Includes 19,531 restricted stock units that will vest within 60 days from March 31, 2025 and 410,431 shares issuable upon exercise of outstanding stock options exercisable within 60 days from March 31, 2025.
(12)Includes 13,047 shares issuable upon exercise of outstanding stock options exercisable within 60 days from March 31, 2025, and 62,841 shares receipt of which was deferred pursuant to our Non-Employee Director Compensation Program.
(13)Mr. Hoffman and Mr. Thompson may be deemed to beneficially own Joby Aviation common stock and Joby Aviation private placement warrants held by Reinvent Sponsor LLC by virtue of their shared control over Reinvent Sponsor LLC. Mr. Hoffman and Mr. Thompson each disclaims beneficial ownership of the securities held by Reinvent Sponsor LLC except to the extent of his actual pecuniary interest therein. The address of Reinvent Sponsor LLC is c/o Reinvent 215 Park Avenue, Floor 11, New York, NY 10003.
(14)Consists of (i) 102,603 shares held by Mr. Hoffman, (ii) 17,130,000 shares of Joby Aviation common stock held by Reinvent Sponsor LLC, (iii) 11,533,333 shares of Joby Aviation common stock underlying the private placement warrants held by Reinvent Sponsor LLC and (iv) 2,000,000 shares of Joby Aviation common stock held by Reprogrammed Interchange LLC (“Reprogrammed”). Mr. Hoffman may be deemed to beneficially own the shares held by Reprogrammed by virtue of his voting and investment control over Reprogrammed. Also includes 2,639 restricted stock units that will be automatically granted and fully vested under the Non-Employee Director Compensation Program within 60 days from March 31, 2023. The address of Mr. Hoffman is c/o Reinvent 215 Park Avenue, Floor 11, New York, NY 10003. The address of Reprogrammed is c/o Frank Huang, Freeland Cooper & Foreman, 150 Spear Street, Suite 1800, San Francisco, CA 94105.
(15)Consists of (i) 39,215 shares held by Tetsuo Ogawa, and (ii) 2,029 restricted stock units that will be automatically granted and fully vested under the Non-Employee Director Compensation Program within 60 days from March 31, 2025.
(16)Consists of (i) 109,486 shares held by Dipender Saluja, (ii) 9,598,884 shares held by Capricorn-Libra, (iii) 28,686,247 shares held by TIF LP and (iv) 2,075,460 shares held by TIGF LP. C-L Partners is the general partner of Capricorn-Libra. Also includes 2,232 restricted stock units that will be automatically granted and fully vested under the Non-Employee Director Compensation Program within 60 days from March 31, 2025. TIF LLC is the general partner of TIF LP. TIGF LLC is the general partner of TIGF LP. Dipender Saluja is the sole manager of C-L Partners. Dipender Saluja and Ion Yadigaroglu are managers of TIF LLC. Ion Yadigaroglu is a manager of TIGF LLC. Mr. Saluja disclaims beneficial ownership of all applicable shares except to the extent of his actual pecuniary interest in such shares.
(17)Includes 57,888 shares held by Laura Wright and 27,574 shares receipt of which was deferred pursuant to our Non-Employee Director Compensation Program.
(18)Consists of (i) 900,000 shares held by Mr. Thompson, (ii) 17,130,000 shares of Joby Aviation common stock held by Reinvent Sponsor LLC and (iii) 11,533,333 shares of Joby Aviation common stock underlying the private placement warrants held by Reinvent Sponsor LLC. Also includes 2,232 restricted stock units that will be automatically granted and fully vested under the Non-Employee Director Compensation Program within 60 days from March 31, 2025. The address of Mr. Thompson is c/o Reinvent 215 Park Avenue, Floor 11, New York, NY 10003.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers, including their ages, as of April 1, 2025:

Name	Age	Position
Executive Officers:
JoeBen Bevirt*	51	Chief Executive Officer, Chief Architect and Director
Eric Allison	48	Chief Product Officer
Bonny Simi	63	President of Operations
Greg Bowles	49	Head of Government and Regulatory Affairs
Kate DeHoff	47	General Counsel and Corporate Secretary
Didier Papadopoulos	49	President of Aircraft OEM
Sergey Novikov	55	Corporate Controller and Acting Treasurer
_______________
*For more information about Mr. Bevirt, see “Proposal One: Election of Directors.”
Executive Officers
Eric Allison has served as our Chief Product Officer since February 2024, and our Head of Product since January 2021. Prior to joining Joby, from March 2018 to January 2021, Dr. Allison was the Head of Elevate at Uber Technologies, Inc., a company that provides ride hailing services, where he led Uber Elevate, Inc., a wholly-owned subsidiary of Uber Technologies, Inc., which was engaged in creating the business of urban air mobility involving aerial ridesharing with eVTOLs. From January 2015 to March 2018, Dr. Allison was the Chief Executive Officer of Zee.Aero Inc., an eVTOL company that currently operates as a wholly owned subsidiary of The Boeing Corporation under the name Wisk Aero. Dr. Allison holds a B.S. in mechanical engineering from the Milwaukee School of Engineering. He also holds an M.S. and Ph.D. in Aeronautics and Astronautics from Stanford University.
Bonny Simi has served as our President of Operations since February 2024, and our Head of Air Operations and People since December 2020. In January 2016, Ms. Simi founded JetBlue Technology Ventures LLC, a wholly-owned subsidiary of JetBlue Airways Corp. focused on incubating, investing, and strategically partnering with early-stage startups at the intersection of technology, travel, and hospitality, where she served as President until December 2020. She was Vice President of Talent at JetBlue Airways from September 2011 until December 2020 and prior to that held various operational leadership roles and was an active captain for the airline since October 2003. Since January 2021 Ms. Simi has served on the Nominating and Governance Committee of the United States Olympic and Paralympic Committee. Since April 2019, Ms. Simi has served on the board of directors of Pebblebrook Hotel Trust, where she is currently the lead director, and has served on the audit, compensation, ESG and nominating and governance committees. From April 2017 to May 2020, Ms. Simi served on the board of directors and compensation, nominating and governance, and ESG committees of Red Lion Hotel Corp. Ms. Simi holds a B.A. in communications from Stanford University. She also holds an M.S. in human resources from Regis University, an M.S. in management from Stanford University Graduate School of Business and an M.S. in engineering from Stanford University.

Greg Bowles has served as our Head of Government and Regulatory Affairs of since May 2019. Prior to joining Joby, Mr. Bowles served as President of AirCertGlobal LLC, an aviation consulting company, from August 2015 to May 2019 and is currently a member of their board of directors. From November 2012 through December 2019, Mr. Bowles also served as Chairman of ASTM International F44, an international committee which addresses design and safety issues for general aviation aircraft that are less than 19,000 pounds and carry fewer than 19 passengers. Finally, from January 2005 through April 2019, Mr. Bowles served as Vice President of Global Innovation and Policy, Director of European Regulatory Affairs and Engineering, and Director of Engineering and Manufacturing for General Aviation Manufacturers Association, a trade association that seeks to foster and advance the general welfare, safety, and activities of the global business and general aviation industry. Mr. Bowles currently serves as a trustee to the National Aviation Hall of Fame and an advisory board member to the Embry-Riddle College of Aviation. Mr. Bowles holds a B.S. in aerospace engineering from Embry-Riddle Aeronautical University and an M.S. in business administration from Webster University.
Kate DeHoff has served as our General Counsel and Corporate Secretary since January 2021, where she has been responsible for Joby’s legal, ethics, and compliance functions. Prior to joining Joby, Ms. DeHoff was the Legal Director for Uber Elevate, Inc., a wholly-owned subsidiary of Uber Technologies, Inc., engaged in creating the business of urban air mobility involving aerial ridesharing with eVTOLs, from January 2020 to January 2021. Before that, she served as General Counsel and Corporate Secretary for ICON Aircraft, Inc., an aircraft manufacturing company with operations in California,

Florida, and Mexico, from March 2017 to January 2020. From September 2008 to March 2017, Ms. DeHoff served as Associate General Counsel and then Vice President of Legal Affairs at CoorsTek, Inc., an international manufacturing company. Prior to that, Ms. DeHoff was an associate at Simpson Thacher & Bartlett LLP, an international law firm. Ms. DeHoff holds a B.A. in psychology from New York University and a J.D. from University of California, Hastings College of Law.
Didier Papadopoulos has served as our President of Aircraft OEM since February 2024, and our Head of Program Management & Systems Engineering and then Head of Aircraft OEM since May 2021. Prior to joining Joby, Mr. Papadopoulos worked for Garmin Ltd., a technology company, from November 2005 to May 2021, where he served most recently as Vice President for Aviation Programs, Systems and Business Development. Mr. Papadopoulos holds an M.S. in mechanical engineering from McGill University and a B.S. from American University of Beirut.
Sergey Novikov has served as our Corporate Controller since June 2021 and our acting Principal Accounting Officer and Treasurer since December 2024. Prior to joining Joby, Mr. Novikov was with Varian Medical Systems, where he served as a Senior Director, Americas Controller, from June 2018 to June 2021 responsible for accounting operations and reporting in North and South America. He began his accounting career with Price Waterhouse (now PricewaterhouseCoopers) and is a licensed certified public accountant in the state of California. Mr. Novikov holds an M.S. in nuclear engineering from Moscow Engineering Physics Institute, and an M.B.A. with a concentration in accounting from International University in Moscow.

COMPENSATION COMMITTEE REPORT
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Aicha Evans, Chair
Michael Huerta
Laura Wright

COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides information on the goals and objectives of our executive compensation program, including our compensation philosophy as it relates to our named executive officers (“NEOs”). For 2024, our NEOs were:

•JoeBen Bevirt – Chief Executive Officer and Chief Architect
•Matthew Field – Chief Financial Officer
•Didier Papadopoulos – President of Aircraft OEM
•Kate DeHoff – General Counsel and Corporate Secretary
•Bonny Simi – President of Operations
•Eric Allison – Chief Product Officer
Mr. Field resigned, effective December 13, 2024, for personal reasons. Since December 13, 2024, Mr. Bevirt has served as our acting Principal Financial Officer.

Compensation Summary
Our executive compensation program is designed to attract and retain the executive leadership necessary to meet our ambitious goal of certifying our aircraft and launching our commercial air taxi service. Until we are able to certify our aircraft and launch our commercial passenger service, we are highly focused on preserving cash. Because of this, we do not pay cash bonuses and have weighted our executive compensation more heavily in favor of equity awards, including short-term and long-term incentive awards with performance conditions tied to our certification goals. We believe this approach most closely aligns the interests of our executive officers, including our named executive officers, with those of our stockholders.

We have structured our executive compensation program to align with industry best practices, including the following:

Committee Composition	All of our Compensation Committee members are independent directors.
Compensation Consultant	Our Compensation Committee retains an independent compensation consultant to provide data and analysis to ensure that our executive compensation is competitive and consistent with market “best practices.”

Clawback Policy	We have adopted a clawback policy that complies with both SEC rules and the applicable NYSE listing standards, applies to current and former executive officers and requires the disgorgement of erroneously awarded incentive-based compensation.

Stock Ownership Guidelines	We require our executive officers and the non-employee members of our board of directors to comply with meaningful stock ownership requirements, subject to a customary phase-in period.
Limited Perquisites	We provide only limited perquisites and other personal benefits to our executive officers.
Say-On-Pay Vote	We hold an annual advisory vote on the compensation of our named executive officers.
No Severance Payments and Benefits	None of our executive officers have provisions in their employment agreements guaranteeing severance payments and benefits in the event of their termination of employment.
No “Single-Trigger” Vesting Acceleration	None of our executive officers have provisions for “single-trigger” acceleration of equity award vesting in connection with a change-of-control of the Company.
Risk Assessment	Our Compensation Committee performs an annual review of the risks related to our compensation programs.

No Hedging/Pledging	All employees, including our executive officers, are prohibited from hedging or pledging Joby stock or engaging in derivative securities transactions.
Stockholder Engagement	We value stockholder feedback on our compensation programs and other relevant matters. During 2024, members of our management team and Compensation Committee were available to speak with stockholders who expressed an interest in providing feedback on our compensation programs.

Stockholder Advisory Vote on Named Executive Officer Compensation
The Compensation Committee reviewed the result of the non-binding advisory stockholder vote on the compensation of our named executive officers conducted at our 2024 Annual Meeting of Stockholders. In view of the approval by a substantial majority of our stockholders of the compensation programs described in our 2024 proxy statement (reflecting approximately 98% of the shares represented in person or by proxy at the meeting and entitled to vote), we have not implemented any significant changes to our executive compensation program since our 2024 Annual Meeting.
Objectives of Our Executive Compensation Program
Our executive compensation program is designed to attract and retain the executive leadership necessary to meet our ambitious goal of certifying our aircraft and launching our air taxi service while also complying with the rigorous compliance demands of being a publicly-traded company in a highly-regulated industry.
Our compensation philosophy weights the target total direct compensation opportunities for our NEOs and other executives more heavily towards equity-based compensation. Unlike many of our peers, our short-term incentive awards are payable in equity rather than in cash. We believe that this compensation philosophy and the equity awards described below effectively incentivize performance and align the interests of our NEOs with those of our stockholders, while preserving the cash necessary to operate our business.
Compensation Decision Making Process
Compensation Committee
Our Compensation Committee is responsible for determining the compensation of our NEOs. The Compensation Committee charter gives the Compensation Committee authority to determine the compensation for our CEO or, if directed by the Board, CEO compensation will be determined in conjunction with a majority of the independent directors. In 2024, the Compensation Committee approved the compensation for all of our NEOs, including our CEO.
The Compensation Committee meets regularly throughout the year to review and discuss the Company’s compensation philosophy, progress against its goals, executive performance, competitive market data, and any updates to laws, rules, or best practices. The Compensation Committee discusses these matters with management and with its compensation consultant and is empowered to retain additional external legal and other advisors as necessary.

The Compensation Committee meets regularly with key members of our People team who provide updates on headcount, budget, employee engagement, and internal pay equity. The Compensation Committee also discusses the performance of our executives, including our NEOs, with our Board Chair and Chief Executive Officer (other than with respect to himself). Our NEOs (including our Chief Executive Officer) are not present for discussions of, or decisions related to, their own compensation.

Compensation Consultant
The Compensation Committee retained Compensia, Inc., a national compensation consulting firm (“Compensia”), as its compensation consultant for 2024. The Compensation Committee reviews its engagement with Compensia annually to assess its independence and any potential conflicts of interest. Compensia’s services in 2024 included:
•providing relevant financial and other data to assist the Compensation Committee with the selection and updating of the compensation peer group as described below;
•collecting and analyzing data from peer group companies, as well as from the broad-based compensation surveys described below, to provide an understanding of the competitiveness of the base salary levels, short-term and long-term incentive compensation opportunities of our executives, including our NEOs;

•assisting with the review of the executive compensation disclosure required in our proxy statement, including the required pay ratio disclosure; and
•updating the Compensation Committee on compensation trends, including “best practices,” and regulatory developments.
Compensation Peer Group
In November 2023, with Compensia’s assistance, the Compensation Committee reviewed and updated its compensation peer group to be used as a reference when making compensation decisions for 2024, which was generally developed from publicly-traded companies in the aviation, automotive, clean energy, electrical component & equipment, electric vehicle, semiconductor and technology hardware & equipment industries with market capitalizations of approximately $961 million to $16.6 billion (with a target range of 0.25 – 4.0 times our 30-day average market capitalization of approximately $4.3 billion as of October 2023).

Based on the foregoing review, the Compensation Committee approved a compensation peer group consisting of AeroVironment, Archer Aviation, Aurora Innovation, Bloom Energy, ChargePoint Holdings, Enovix, Eve Holding, First Solar, Fisker, LanzaTech Global, Lucid Group, Luminar Technologies, Lyft, Nikola, Novanta, Plug Power, QuantumScape, Rocket Lab USA, Sunrun, and Viasat (collectively, the “Peer Group”). At the time the Peer Group data was compiled, we were at the 85th percentile by market capitalization compared to the other members of the Peer Group.

The Compensation Committee removed Blink Charging Co., TuSimple Holdings, and Virgin Galactic Holdings from the compensation peer group after determining that these companies no longer fit within the Company’s selection criteria. Proterra was removed as a result of its bankruptcy filing. These companies were replaced by Aurora Innovation, LanzaTech Global, Novanta, and Viasat, which the Compensation Committee determined better met the criteria described above.
In addition, the Compensation Committee reviewed data from the Radford San Francisco Bay Area tech and aerospace (the “Technology and Aerospace Survey”) as well as data from the Radford San Francisco Bay Area technology survey (the “Technology Survey”).
In making compensation decisions during 2024, the Compensation Committee referenced each of the Peer Group, Technology and Aerospace Survey and the Technology Survey, focusing on the source most applicable to the position being evaluated.
Compensation Elements
For 2024, our executive compensation program included four primary elements:

Element	Purpose
Base Salary	Base salary is designed to provide our NEOs with a predictable level of fixed compensation for the day-to-day performance of their roles. Base salaries are set at levels designed to be competitive in a given market so that our NEOs are not overly dependent on the achievement of performance bonus award targets or equity appreciation in a way that might encourage excessive risk taking to achieve our goals.

Restricted Stock Units That Are Granted upon Achievement of Performance Goals (“PSUs”)
We maintain a performance bonus program under which restricted stock units (“RSUs”) are granted that are earned between 0-125% of the number of RSUs based upon the achievement of key goals related to our development and certification timelines (the “2024 PSU Awards”) and vest based on continued service. These goals (the “PSU Goals”), which were the same for all employees, including our NEOs, were designed to reward and focus the efforts of all employees in these areas.

Equity Awards with Service-Based Vesting (“Service-Based RSUs”)	RSU awards granted with service-based vesting are intended to align the interests of our NEOs with those of our stockholders and to achieve our retention objectives. We grant RSUs in connection with an NEO’s commencement of employment and may grant additional awards on an annual basis for retention purposes.

Long-Term Performance Awards	To provide additional long-term incentives for our executives tied to the 2024 PSU Goals, in 2024 we also granted performance-based awards to our NEOs that will be earned and vest annually over three years at the same percentage as the 2024 PSU Awards.

Base Salary
Base salaries are designed to provide our NEOs with a predictable level of compensation for the day-to-day performance of their roles. The Compensation Committee approved increases to our NEOs annual base salaries for 2024, effective as of January 6, 2024, as follows:

Name	2023 Base Salary	2024 Base Salary	Percentage Increase
JoeBen Bevirt	$620,000	$639,000	3.0%
Matt Field	$520,000	$535,600	3.0%
Didier Papadopoulos	$520,000	$535,600	3.0%
Kate DeHoff	$420,000	$432,600	3.0%
Bonny Simi	$420,000	$432,600	3.0%
Eric Allison	$420,000	$432,600	3.0%

The Compensation Committee determined that modest increases were appropriate based on its review of the competitive market analysis prepared by Compensia and given our emphasis on preserving cash as we continue to focus our efforts on our certification objectives. The Compensation Committee also considered internal pay equity and executive performance in determining that the increases were appropriate.
Equity Awards
We grant RSU awards to our NEOs under our 2021 Incentive Award Plan (“2021 Plan”). These awards are designed to attract and retain our NEOs and to align their interests with the interests of our stockholders. Each RSU represents the right to receive one share of our common stock upon vesting. Any unvested RSU awards are forfeited if the NEO ceases to provide services to the Company.
In 2024, the Compensation Committee granted three types of equity awards to our NEOs:

1.Service-Based RSUs, intended as an annual “refresh” award to ensure continued equity vesting over time and retain critical individuals (the “Service-Based Awards”);
2.Performance-Based RSUs granted under our 2024 performance equity award program (the “2024 PSU Program”), which are earned as to 0-125% of the number of RSUs based on the achievement during 2024 of the PSU Goals and vest based on continued service; and
3.Additional RSU awards that vest in three equal annual installments on the anniversary of the grant date based on the achievement of the 2024 PSU Goals (the “LTI Awards”).
For 2024, the Compensation Committee granted equity awards to our NEOs that consisted of an equal number of units for each Service-Based Award and LTI Award. The Compensation Committee determined that these awards, combined with each NEO’s base salary and equity award under the 2024 PSU Program (assuming target achievement levels), would place the NEOs’ target total direct compensation opportunity below the median of the competitive market analysis prepared by Compensia. However, the Compensation Committee believed that these compensation opportunities provided sufficient retention value and incentive for our NEOs to successfully execute on our strategic goals, while reflecting our overall disciplined approach to equity budgeting and compensation philosophy.
Service-Based Awards
In February 2024, the Compensation Committee granted the following Service-Based Awards to our NEOs. The Service-Based Awards vest over four years, in 16 equal installments on the quarterly anniversaries of January 1, 2024, subject to the NEO’s continued employment with us through each such applicable vesting date.

Name	Service-Based RSU Award (# of RSUs)
JoeBen Bevirt	207,641
Matt Field	199,335
Didier Papadopoulos	199,335
Kate DeHoff	132,890
Bonny Simi	166,112
Eric Allison	132,890

2024 PSU Awards
In February 2024, the Compensation Committee adopted the 2024 PSU Program. All of our employees, including our NEOs, were eligible to participate in the 2024 PSU Program. Under the 2024 PSU Program, a target and maximum payout amount was established for each of our NEOs. RSU awards were granted which were to be earned between 0-125% of the number of RSUs underlying the award, subject to our achievement of certain pre-established operational, manufacturing, and business goals in 2024 and vest based on continued service. Much like our 2022 and 2023 programs, the goals for the 2024 PSU Program covered three broad areas aligned with our overall Company focus on development and certification, manufacturing, and commercialization. The goals, which were selected by management and approved by our Compensation Committee, were designed to be challenging and to reward outstanding performance against our operational goals and objectives. The goals consisted of five primary goals, with two goals focused on certification, one focused on manufacturing, and two focused on commercialization readiness.

We believe that the targets and goals reflected in the 2024 PSU Program align the interests of our employees, including our NEOs, with our Company’s progress and our stockholders’ interests. Each of the targets for the selected goals involves confidential information, the disclosure of which would cause competitive harm to the Company (with the exception of the goals noted in the table below). The Compensation Committee believed that these goals represented an appropriate mix of goals that were believed to be achievable with consistent and focused effort along with stretch goals that would represent outstanding achievement.

Our Compensation Committee established the target amounts which were calculated at 40% of each NEO’s base salary and then converted into a number of RSUs using a 20-trading day volume weighted average price as of the date prior to the grant date. Under the 2024 PSU Program, the target and maximum values for our NEOs were as follows:

Name	Number of RSUs (#)	Maximum Number of Shares to be Issued at Vesting (#)
JoeBen Bevirt	42,458	53,072
Matthew Field	35,588	44,485
Didier Papadopoulos	35,588	44,485
Kate DeHoff	28,744	35,930
Bonny Simi	32,093	40,116
Eric Allison	28,744	35,930
The 2024 PSU Program resulted in achievement of 43% of the target award vesting, as follows:

Goal Achieved	Target Achievement	Actual Achievement
Certification Goal #1	30%	18%
Certification Goal #2	30%	15%
Manufacturing Goal #1	20%	—%
Commercialization Goal #1	10%	—%
Commercialization Goal #2 – Target of 2 public flight demonstrations	10%	10%
Total	100%	43%

Each award of PSUs vested in four equal installments on January 14, 2025, February 10, 2025, March 4, 2025, and April 7, 2025, subject to the NEO continuing to provide services to us as of the applicable vesting date. Mr. Field provided transition consulting services through March 7, 2025. Accordingly, the awards granted to him under the 2024 PSU Program did not vest after that date.

The 2024 PSU Program was designed with goals that would be particularly challenging but, if fully achieved, would demonstrate exceptional progress across our certification, manufacturing, and commercialization efforts. Each of the goals related to certification and manufacturing contained multiple sub-goals, many of which were dependent upon one another for full achievement of the goal. At the time the 2024 PSU Program was adopted, the majority of the goals were targeted to be completed in the second half of the year. While we are proud of the substantial progress that we made across all three areas during 2024, the overall achievement level was below target because a number of the goals were not fully completed as of the end of the year despite having made considerable headway in those areas. To better incentivize and reward our employees for continued progress throughout the year, we have adopted a 2025 PSU Program with goals specified for the first half of the year and plan to adopt an equivalent PSU program covering goals for the second half of 2025. We believe this structure will allow us to focus all of our employees, including our NEOs, on the most critical near-term goals without increasing target amounts under the program generally.

LTI Awards

In February 2024, the Compensation Committee granted the following LTI Awards to our NEOs, which were designed to provide long-term incentives to our NEOs tied to the achievement of the goals set forth in our 2024 PSU Program. The LTI Awards are earned in an amount equal to the percentage achievement under the 2024 PSU Program, with such earned units vesting in three equal annual installments on the anniversary of February 12, 2024, subject to the NEO’s continued employment with us through each applicable vesting date. Accordingly, the LTI Awards were earned and will vest as to 43.0% of the awards.

Name	LTI Award (# of RSUs)	Earned Shares(1)
JoeBen Bevirt	207,641	89,285
Matt Field	199,335	85,714
Didier Papadopoulos	199,335	85,714
Kate DeHoff	132,890	57,142
Bonny Simi	166,112	71,428
Eric Allison	132,890	57,142

(1) RSUs vest and earned shares are issued in equal installments on each of February 12, 2025, February 12, 2026, and February 12, 2027, subject to the NEO’s continued employment through each applicable vesting date.

Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We match up to 50% of a participant’s annual eligible contribution to the 401(k) plan, up to a maximum of $4,000. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation program and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
Our NEOs are eligible to participate in our standard health and welfare plans on the same basis as other full-time employees. These health and welfare plans include medical, dental, and vision benefits; short-term and long-term disability insurance; and supplemental life and accidental death and disability insurance.
Perquisites and Other Personal Benefits
Executive perquisites and other personal benefits are not part of our general compensation philosophy. However, when we believe it is necessary to attract or retain an individual, we may choose to provide perquisites or another personal benefit to an NEO, as determined on a case-by-case basis. Other than the geographic differential compensation described below and one occasion where we permitted a spouse to accompany an NEO on a chartered flight where there was no additional incremental cost to the company, we did not provide our NEOs with any perquisites or other personal benefits in 2024.
Relocation Packages
In certain circumstances, where we find compelling candidates for key roles, we may provide relocation assistance to incentivize them to move closer to our Santa Cruz, California headquarters or other office locations. In determining whether such assistance is warranted, the Compensation Committee considers the criticality of the role, the availability of candidates in the local talent pool, and the expected contributions from the relocating executive.
In June 2022, the Compensation Committee approved relocation assistance packages for Mr. Field, Mr. Papadopoulos, and Ms. Simi. In determining that such relocation assistance was warranted, the Compensation Committee took into consideration each NEO’s past performance, the criticality of his or her role and responsibilities in achieving the Company’s near-term and long-term objectives as well as the significant cost of living differences between the location from which he or she was relocating and the Santa Cruz area. For Mr. Papadopoulos and Ms. Simi, the Compensation Committee also considered that each was initially hired with the understanding that they would periodically commute from their primary residence to the Company’s offices. However, more recent increases in the demands of their roles made it desirable that they relocate to be available onsite full-time.
The relocation packages consisted of a one-time bonus to be paid to the NEO upon acceptance by a seller of the executive’s offer to purchase a residence within 50 miles of one of our California locations (the “Down Payment Assistance”) and additional cash compensation (the “Geographic Differential Compensation”). The Down Payment Assistance is subject to a pro-rata repayment obligation by the NEO if he or she voluntarily resigns or is terminated for “cause” (as defined in the 2021 Plan) within three years after payment of the Down Payment Assistance. The Geographic Differential Compensation is not considered part of the NEO’s base salary for the purpose of calculating any bonus, equity award or other compensation and will be terminated if the NEO does not maintain a residence in the specified area. The Geographic Differential Compensation is an annual payment that will be reevaluated by the Compensation Committee beginning in 2025 to determine whether it continues to be appropriate in light of the Company’s compensation philosophy. During 2024, Mr. Field, Mr. Papadopoulos, and Ms. Simi received the Geographic Differential Compensation and Ms Simi received the Down Payment Assistance.

Name	Geographic Differential Eligibility	Down Payment Assistance Eligibility
Matt Field	$100,000	$200,000
Didier Papadopoulos	$250,000	$400,000
Bonny Simi	$100,000	$200,000

Other Executive Compensation Arrangements
Stock Ownership Guidelines
We maintain meaningful stock ownership guidelines for our executives. Our executives and non-employee directors are required to hold a number of shares of our common stock with a total value equal to a designated multiple of their base salary, as provided in the table below. Ownership is determined based on the combined value of the following executive holdings: (a) shares of our common stock owned outright (individually or jointly) or in a trust controlled by or for the benefit of the executive, the executive’s spouse or an immediate family member; (b) restricted shares of our common stock; or (c) shares of our common stock held in held in a 401(k) plan account. Executives have until five years from the later of December 15, 2023, or the date of hire to comply with the ownership guidelines (the “Phase in Period”). Under the guidelines, if an executive has not reached the minimum ownership guideline by the end of the Phase in Period, he or she must retain 50% of the shares of our common stock acquired upon the exercise, vesting or delivery of any equity awards granted by us after the satisfaction of the exercise price, transaction costs and withholding taxes incurred in connection with such exercise, vesting or delivery.

The stock ownership guidelines are set forth below.
Stock Ownership Guidelines

Position	Multiple of Base Salary/Annual Board Retainer

Chief Executive Officer	5x
Other Executive Officers	2x
Non-Employee Directors	5x
Clawback Policy
Effective October 2, 2023, our Board adopted a Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) that complies with both SEC rules and the applicable New York Stock Exchange listing standards. The Clawback Policy applies to our current and former executive officers and subjects their incentive-based compensation received on or after October 2, 2023 to clawback in the event our Company is required to prepare an accounting restatement to correct its material noncompliance with any financial reporting requirement under U.S. securities laws. In these circumstances, the Clawback Policy requires the Company to recover, reasonably promptly, the portion of incentive-based compensation that is deemed to have been erroneously awarded, unless the Compensation Committee (which administers the policy) determines that recovery would be impracticable and that one or more of the allowable impracticability conditions under SEC rules has been met. Recovery is required whether or not the applicable executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement. In addition to these requirements, the Clawback Policy provides the Compensation Committee with broad discretion as to the manner of recovery of erroneously awarded compensation, including recovery of compensation under our PSU Program, RSUs, and other equity incentive awards.
Each of our executive officers has agreed to the terms of the Clawback Policy and acknowledged that their compensation may be subject to reduction, cancellation, forfeiture and/or recoupment as required thereby.
Section 4999 Policy
We do not provide any tax “gross-ups” to cover the excise taxes imposed under Section 4999 in connection with a change in control of the Company or otherwise.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction for compensation in excess of $1.0 million paid to all former and current named executive officers. Our board of directors and the Compensation Committee may, in its judgment, authorize compensation payments that exceed the deductibility limits under Section 162(m) when it believes that such payments are appropriate to attract, retain, and reward executive talent and are in the best interests of our stockholders.
Section 409A of the Code imposes additional taxes on certain non-qualified deferred compensation arrangements that do not comply with its requirements. We have and will continue to endeavor to structure our compensation arrangements to be exempt from or comply with Section 409A so as to avoid the adverse tax consequences associated therewith. We have not provided any executives or other employees with any tax “gross-up” in connection with Section 409A.
We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). The Compensation Committee takes into account the compensation expense recognized under FASB ASC Topic 718 when granting equity awards.
Derivatives Trading, Hedging and Pledging Policies
Our Insider Trading Compliance Policy that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. A copy of our Insider Trading Compliance Policy, which applies to employees, officers, directors, board observers and consultants, as well as any family member or member of the same household of any such person, was filed as an exhibit to our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 27, 2025. Our Insider Trading Compliance Policy specifically prohibits these individuals from prohibiting in transactions involving (i) short sales of the Company’s securities, (ii) the purchase or writing of put or call options or other derivative securities, hedging or other monetization transactions, (iii) margin purchases and pledges of Company securities, including as collateral to secure loans.

Employment and Offer Letters
JoeBen Bevirt
We have not entered into an employment agreement or employment offer letter with Mr. Bevirt.
Matthew Field
In February 2021, we entered into an employment offer letter with Mr. Field that sets forth the terms and conditions of his employment, including his initial annual base salary of $375,000 and new hire equity award of 553,151 RSUs. This RSU award was designed to compensate Mr. Field for a portion of the unvested equity and pension benefits that he forfeited with his previous employer. Mr. Field’s offer letter also included a $400,000 signing bonus, of which $200,000 was payable in connection with Mr. Field’s first day of employment (the “First Installment”) and the remaining $200,000 was paid in April 2022 (the “Second Installment”). The employment offer letter also entitled Mr. Field to a $100,000 relocation bonus, paid in December 2022 upon his relocation to a residence within 50 miles of his primary office (the “Relocation Bonus”), and reimbursement of up to $10,000 in travel expenses during his first year of employment for travel to and from his primary residence.
We also entered into a Relocation Assistance Letter with Mr. Field in July 2022 pursuant to which we agreed to pay the Down Payment Assistance and the Geographic Differential Compensation as described above under “Relocation Packages.”
In December 2024, we entered into a Transition Services Agreement with Mr. Field under which he agreed to act as a senior advisor, in a non-employee position and on an ad hoc, part-time basis, to transition his duties and responsibilities for a period beginning on December 13, 2024 and ending on March 7, 2025 (the “Transition Period”). Mr. Field did not receive any cash compensation during the Transition Period, but his outstanding equity awards continued to vest through March 7, 2025.
Didier Papadopoulos
In April 2021, we entered into an employment offer letter with Mr. Papadopoulos that sets forth the terms and conditions of his employment, including his initial annual base salary of $375,000 and a new hire equity award of RSUs valued at $2,400,000 vesting over six years. Mr. Papadopoulos’ offer letter also included a $100,000 signing bonus, of which $50,000 was paid in connection with his first day of employment and the remainder was paid in April 2022, in connection with the one-year anniversary of his employment.
We also entered into a Relocation Assistance Letter with Mr. Papadopoulos in July 2022 pursuant to which we agreed to pay the Down Payment Assistance and the Geographic Differential Compensation as described above under “Relocation Packages.”
Bonny Simi
In November 2020, we entered into an employment offer letter with Ms. Simi that set forth the terms and conditions of her employment, including her initial annual base salary of $350,000. Under the terms of her employment offer letter, Ms. Simi also received a stock option to purchase 1,512,522 shares of the Company’s common stock, vesting over six years.
We also entered into a Relocation Assistance Letter with Ms. Simi in July 2022 pursuant to which we agreed to pay the Down Payment Assistance and the Geographic Differential Compensation as described above under “Relocation Packages.”
Kate DeHoff
In December 2020, we entered into an employment offer letter with Ms. DeHoff that sets forth the terms and conditions of her employment, including her initial annual base salary of $350,000 and an equity award in the form of time-based stock options. In January 2021, Ms. DeHoff was awarded a new hire equity award of 385,522 RSUs vesting over six years in lieu of the time-based option award provided for in her offer letter.
Eric Allison
In December 2020, we entered into an employment offer letter with Mr. Allison that sets forth the terms and conditions of his employment, including his initial annual base salary of $400,000 and certain time-based and performance-based options. In January 2021, Mr. Allison was granted a new hire equity award of 1,285,070 RSUs vesting over six years in lieu of the time-based option award provided for in his offer letter, and an award with a target value of $500,000 under our 2022 performance award program in lieu of the performance-based option grant provided for in his offer letter.

Termination and Change of Control Arrangements
None of our NEOs is entitled to any potential payments or benefits in connection with a termination of their employment or a change in control of the Company, except that under our 2021 Plan if equity awards are not assumed or substituted in connection with a change in control of the Company, the vesting of such equity awards will fully accelerate, and if an NEO experiences a qualifying termination of employment within the period commencing three months prior to a change in control and ending 12 months after the change in control, the vesting of any equity awards that are assumed or substituted for will fully accelerate.

EXECUTIVE COMPENSATION
2024 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2024, December 31, 2023, and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)		Total ($)
JoeBen Bevirt	2024	638,269	—	3,063,821	4,000		3,706,090
Chief Executive Officer	2023	619,616	—	3,405,146	4000		4,028,762
	2022	592,308	—	9,600,000	4000		10,196,308

Matthew Field Chief Financial Officer	2024	524,700	—	2,894,339	102,077		3,521,116
	2023	519,615	—	1,595,670	104,000		2,219,286
	2022	495,192	300,000	2,699,998	61,934		3,557,124

Didier Papadopoulos President of Aircraft OEM	2024	535,000	—	2,923,990	254,000		3,712,990
	2023	519,615	—	1,988,583	254,000		2,762,199
	2022	495,192	50,000	2,549,999	586,473		3,681,664

Kate DeHoff General Counsel and Corporate Secretary	2024	432,116	—	1,951,208	4,000		2,387,324
	2023	419,615	—	1,276,211	4,000		1,699,826
	2022	398,077		2,349,998	4,000		2,752,075

Bonny Simi President of Operations	2024	480,577	—	2,425,702	304,000		3,210,279
	2023	419,615	—	1,445,184	104,000		1,968,800
	2022	398,077	—	350,000	54,000		802,077
Eric Allison Chief Product Officer	2024	432,116		1,951,208	4,000	0	2,387,324

(1)
Amounts reported represent the aggregate grant date fair value of RSU awards granted to our NEOs during 2024 under our 2021 Plan and the 2024 PSU Program, computed in accordance with FASB ASC Topic 718. See the discussion of Critical Accounting Policies in the Management’s Discussion and Analysis our Annual Report on Form 10-K for the year ended December 31, 2024 for the assumptions used in calculating these values. The value for each award granted under the 2024 PSU Program and the LTI Awards that are reported in the table assumed a 104.4% probability of achievement at target. The aggregate grant date fair value of these awards, assuming the maximum level of performance, is $1,972,656, $1,852,955, $1,852,955, $1,274,888, 1,563,342 and $1,274,888 for Mr. Bevirt, Mr. Field, Mr. Papadopoulos, Ms. DeHoff, Ms. Simi and Mr. Allison, respectively.

(2)
Amount reported for 2024 includes a $4,000 401(k) plan matching contribution for each of our NEOs, geographic differential compensation of $98,077, $250,000 and $100,000 for each of Mr. Field, Mr. Papadopoulos and Ms. Simi, respectively and down payment assistance of $200,000 for Ms. Simi. Geographic differential compensation and down payment assistance are more fully described above under “Compensation Discussion and Analysis – Other Elements of Compensation - Relocation Packages” and “Employment and Offer Letters.”

2024 Grants of Plan-Based Awards Table
The following table provides information about equity and non-equity awards granted to the NEOs in 2024.

			Estimated Future Payout Under Equity Incentive Plan Awards			All Other Stock Awards
Name	Grant Date	Award Type	Threshold (#/$)	Target (#/$)	Maximum (#/$)	Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)
JoeBen Bevirt	2/12/2024	RSU(1)				207,641	1,310,215
	2/12/2024	PSU(2)	10,382	207,641	259,551		1,367,864
	2/12/2024	PSU(3)	2,123	42,458	53,073		279,698
	1/4/2024	PSU(4)				17,528	106,044
Matthew Field	2/12/2024	RSU(1)				199,335	1,257,804
	2/12/2024	PSU(2)	9,967	199,335	249,169		1,313,147
	2/12/2024	PSU(3)	1,779	35,588	44,485		234,441
	1/4/2024	PSU(4)				14,702	88,947
Didier Papadopoulos	2/12/2024	RSU(1)				199,335	1,257,804
	2/12/2024	PSU(2)	9,967	199,335	249,169		1,313,147
	2/12/2024	PSU(3)	1,779	35,588	44,485		234,441
	1/4/2024	PSU(4)				19,603	118,598
Kate DeHoff	2/12/2024	RSU(1)				132,890	838,536
	2/12/2024	PSU(2)	6,645	132,890	166,113		875,431
	2/12/2024	PSU(3)	1,437	28,744	35,930		189,355
	1/4/2024	PSU(4)				7,915	47,886
Bonny Simi	2/12/2024	RSU(1)				166,112	1,048,167
	2/12/2024	PSU(2)	8,306	166,112	207,640		1,094,286
	2/12/2024	PSU(3)	1,605	32,093	40,116		211,417
	1/4/2024	PSU(4)				11,873	71,832
Eric Allison	2/12/2024	RSU(1)				132,890	838,536
	2/12/2024	PSU(2)	6,645	132,890	166,113		875,431
	2/12/2024	PSU(3)	1,437	28,744	35,930		189,355
	1/4/2024	PSU(4)				7,915	47,886

(1)	Service-based RSUs granted under the 2021 Plan that vest in equal quarterly installments over four years on the anniversary of January 1, 2024, subject to continued service.
(2)
Performance-based RSUs granted under the 2021 Plan, which are earned in an amount equal to the percentage achievement under the 2024 PSU Program, and vest in three equal annual installments on the anniversary of February 12, 2024, subject to continued service.

(3)
Performance-based RSUs granted under the 2024 PSU Program that vested in four equal installments on each of January 14, 2025, February 10, 2025, March 4, 2025, and April 7, 2025, subject to continued service.

(4)
Performance-based RSUs were granted on January 4, 2024 under the Company’s 2023 PSU Program and vested in four equal installments on each of January 16, 2024, February 12, 2024, March 11, 2024, and April 16, 2024, subject to continued service.

2024 Outstanding Equity Awards at Fiscal Year-End Table
The following table summarizes the number of outstanding equity awards held by our NEOs as of December 31, 2024.

	Option Awards				Stock Awards
Name	Number of shares underlying unexercised options (#) exercisable	Number of shares underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(*)	Equity Incentive Plan Awards: Number of unearned shares or units of stock that have not vested (#)	Equity Incentive Plan Awards: Market value of unearned shares or units of stock that have not vested ($)
JoeBen Bevirt							303,951(1)	2,471,122
					18,256(2)	148,421
					89,285(3)	725,887
					168,709(5)	1,371,604
					249,004(7)	2,024,403
Matthew Field							98,784(1)	803,114
					20,372(2)	165,624
					161,461(3)	1,312,678
					67,914(4)	552,141
					161,960(5)	1,316,735
					66,401(7)	539,840
					230,499(8)	1,873,957
Didier Papadopoulos							121,580(1)	988,445
					15,300(2)	124,389
					85,713(3)	696,847
					83,587(4)	679,562
					161,960(5)	1,316,735
					49,801(7)	404,882
					116,414(9)	946,446
Kate DeHoff							83,586(1)	679,554
					12,356(2)	100,454
					57,141(3)	464,556
					57,466(4)	467,199
					107,974(5)	877,829
					66,401(7)	539,840
					144,583(6)	1,175,460
Bonny Simi	738,432(10)	169,732(11)	$1.77	12/18/2030
							91,185(1)	741,334
					13,797(2)	112,170
					71,427(3)	580,702
					62,690(4)	509,670
					134,966(5)	1,097,274
Eric Allison							75,987(1)	617,774
					12,356(2)	100,454
					57,141(3)	464,556
					52,242(4)	424,727
					107,974(5)	877,829
					481,941(6)	3,918,180

*	Amount reported based on value of $8.13 per share, which was the closing price of our common stock on December 31, 2024.
(1)	RSUs that vest on June 21, 2026, provided that certain performance conditions related to certification are met on or before that date, subject to continued service.

(2)
RSUs that vest based upon the achievement of certain goals under the 2024 PSU Program in four equal installments on each of January 14, 2025, February 10, 2025, March 4, 2025, and April 7, 2025, subject to continued service.

(3)
RSUs that vest based upon the achievement of certain goals under the 2024 PSU Program in three equal installments on each of February 12, 2025, February 12, 2026, and February 12, 2027, subject to continued service.

(4)	RSUs that vest in equal quarterly installments through July 1, 2027, subject to continued service.
(5)	RSUs that vest in equal quarterly installments through January 1, 2028, subject to continued service.
(6)	RSUs that vest in equal quarterly installments through January 12, 2027, subject to continued service.
(7)	RSUs that vest in equal quarterly installments through January 1, 2026, subject to continued service.
(8)	RSUs that vest in equal quarterly installments through April 3, 2027, subject to continued service.
(9)	RSUs that vest in equal quarterly installments through June 14, 2027, subject to continued service.
(10)
 Option for which 725,444 shares were vested as of December 31, 2024. The remaining shares subject to the option vest in equal quarterly installments through December 15, 2026, subject to continued service.

(11)	Option that vests in equal quarterly installments through December 15, 2026, subject to continued service.
2024 Options Exercised and Stock Vested Table
The following table summarizes the value realized by our NEOs due to the vesting of RSU awards and the exercise of stock options during 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
JoeBen Bevirt			298,312	1,592,798
Matthew Field			257,859	1,379,818
Didier Papadopoulos			221,471	1,202,537
Kate DeHoff			190,364	1,036,397
Bonny Simi	236,581	1,047,907	94,702	500,853
Eric Allison			285,279	1,596,219

(1)	Represent the excess of the closing trading price of our common stock on the date of exercise over the exercise price of the underlying option, multiplied by the number of options exercised.
(2)	Represents the amount realized based on the product of the number of RSUs vested multiplied by the closing trading price of our common stock on the applicable vesting date.
Quantification of Potential Payments upon Termination or Change in Control
The table below reflects the intrinsic value of unvested equity awards that would have been accelerated had (i) a change in control occurred on December 31, 2024 and the outstanding equity awards were not assumed or substituted and/or (ii) a NEO’s employment with the Company been terminated as of December 31, 2024 and such termination occurred within the period commencing 3 months prior to a change in control and ending 12 months after the change in control. The amounts below were determined by multiplying the number of RSUs for which vesting would be accelerated by our closing stock price as of December 31, 2024, which was $8.13 per share. None of our NEOs is entitled to cash severance upon a termination of employment with us.

Name	Value of Benefit ($)
JoeBen Bevirt	6,741,437
Matthew Field	4,690,132
Didier Papadopoulos	4,210,860
Kate DeHoff	3,129,432
Bonny Simi	3,041,148
Eric Allison	2,485,341

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are disclosing the following information about the relationship of the median of the annual total compensation of all our employees (other than our CEO), and the annual total compensation of our Chief Executive Officer, Mr. Bevirt (our “CEO”), for 2024
CEO Pay Ratio for 2024
•The median of the annual total compensation of all our employees, excluding our CEO, was $177,745;
•The annual total compensation of our CEO, as reported in the 2024 Summary Compensation Table included in this Proxy Statement, was $3,706,090; and
•The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 21 to 1.
We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
Methodology
The methodology and the material assumptions, adjustments, and estimates used to identify the median of the annual total compensation of all our employees for 2024 were based on the following:
•Our median employee was identified from all full-time, part-time, seasonal, and temporary employees as of December 31, 2023, as we determined that there has not been a significant change in our employee population since December 31, 2023. Our employee population consisted of individuals (other than our CEO) working at our parent company and consolidated subsidiaries both within and outside the United States. We did not include any contractors or other non-employee workers in our employee population.
•To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s (i) base salary or gross wages paid and (ii) the value of target annual bonus, which compensation measure was consistently applied. For simplicity and consistency across our organization, we used annual base salary or gross wages rate or the actual amount paid. Amounts under item (ii) above were annualized for any permanent employees who commenced work during 2023. We selected the foregoing compensation elements because they represented our principal broad-based compensation elements.
•We did not rely on the data privacy or de minimis exceptions allowed by SEC rules to exclude any non-U.S. employees from our employee population, nor did we make any cost-of-living adjustment.
•Compensation not paid in U.S. dollars was converted to U.S. dollars using the foreign exchange rates in effect as of December 31, 2023.
•All employees except for our CEO were ranked from lowest to highest with the median employee determined from this list.
Using this approach, we identified the individual at the median of our employee population who was the best representative of our employee population. The individual was a full-time employee based in the United States.
Calculation
Having identified our median employee using the aforementioned methodology, we then calculated the annual total of this employee for 2024 annual total compensation using the same methodology that we use for determining the annual total compensation of our named executive officers as reported in our 2024 Summary Compensation Table above.
We determined our CEO’s annual total compensation for fiscal 2024 as reported in our 2024 Summary Compensation Table above.
The SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, therefore the pay ratio reported by other companies may not be comparable to our pay ratio. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Pay Versus Performance Table

Year	Summary Comp. Table Total for CEO	Compensation Actually Paid to CEO	Average Summary Comp. Table Total for Non-CEO NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income	Company Selected Measure
					TSR	Peer Group TSR(2)
2024	3,706,090	3,691,037	3,043,807	2,941,380	81.06	60.24	(608,034)	n/a
2023	4,095,534	4,955,399	2,214,064	3,924,250	66.30	46.32	(513,050)	n/a
2022	8,612,643	5,403,553	2,407,897	(437,128)	33.40	31.78	(258,043)	n/a
2021	404,000	404,000	8,212,877	7,177,713	72.78	69.08	(180,324)	n/a
(1)Amounts represent compensation actually paid to our Principal Executive Officer (PEO) and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2024	JoeBen Bevirt	Matthew Field, Didier Papadopoulos, Kate DeHoff, Bonny Simi and Eric Allison
2023	JoeBen Bevirt	Matthew Field, Didier Papadopoulos, Kate DeHoff and Bonny Simi
2022	JoeBen Bevirt	Matthew Field, Didier Papadopoulos, Kate DeHoff and Bonny Simi
2021	JoeBen Bevirt	Matthew Field and Eric Allison
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2024
Adjustments	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(3,063,821)	(2,429,289)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	2,245,913	1,790,353
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	818,373	545,743
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	288,861	222,151
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(304,379)	(231,383)
TOTAL ADJUSTMENTS	(15,053)	(102,426)
(2)For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of a peer group consisting of Archer Aviation Inc., Eve Holding, Inc., Joby Aviation, Inc., Lilium N.V., Vertical Aerospace Ltd. (“Peer Group”), as used in the Stock Performance Graph disclosed under Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2024. The amount reflected shows the annual change in value of $100 invested in the Peer Group on August 10, 2021, the date of our Merger with RTP, and assumes reinvestment of dividends, if any. Each of the companies in our Peer Group went public via merger with a special purpose acquisition company (“SPAC”). For Peer Group companies that completed their SPAC merger after August 10, 2021, the cumulative return for the Peer Group was weighted based on the market capitalization of each company based on the date of its SPAC merger. Shares of Lilium N.V. were suspended from trading on November 6, 2024, and subsequently delisted from the Nasdaq Global Select Market. The Peer Group TSR assumes a share prices of $0.00 for shares of Lilium common stock as of December 31, 2024.
(3)Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for performance-based RSU awards, the same valuation methodology as RSU awards above except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award in the case of underwater stock options and, in the case of in the money options, an expected life equal to the original ratio of expected life relative to the ten year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024
Relationships Between Executive Compensation Actually Paid and Select Financial Performance Measures
Since we were not a publicly traded company until August 2021, and are not yet generating operating revenues, we have not historically tied executive compensation to financial performance measures. Consequently, we have not included a Company-Selected Measure in our Pay Versus Performance Table. The primary way in which we tied executive pay to performance in 2024 was through our 2024 PSU Program, which awarded RSUs to our NEOs and employees that were achieved and vested in connection with achieving key operational goals that move us closer to our ultimate goal of launching our commercial air service, which we believe will be the primary driver of operational revenues in the future.
The charts below are based on the information provided in the above table to illustrate the relationships between the Company’s compensation actually paid to the PEO and the average compensation actually paid to the Company’s non-PEO NEOs, with (i) the Company’s cumulative TSR and peer group TSR, and (ii) the Company’s net income (loss).

Tabular List of Performance Measures
As described above, the primary way in which we tied executive pay to performance in 2024 was through our 2024 PSU Program, which was based on operational goals. No financial performance measures were used by the Company is setting pay-for-performance compensation in 2024.
Compensation Policies and Practices Related to Risk Management
When establishing and reviewing the Company’s executive compensation program, the Compensation Committee worked with management and Compensia to determine whether the compensation encourages unnecessary or excessive risk taking and concluded that it does not. See the section entitled “Board of Directors and Corporate Governance – Our Board of Directors’ Role in Risk Oversight” for additional discussion of risk considerations.
Actions to Recover Erroneously Awarded Compensation
During the year ended December 31, 2024, we were not required to prepare any accounting restatement that required recovery of erroneously awarded compensation pursuant to our Policy for Recovery of Erroneously Awarded Compensation.
Policies and Practices Related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information
We did not grant stock options or option-like instruments to any employee during 2024. Since 2021, we have exclusively granted restricted stock unit awards under our compensation program. Accordingly, we do not have a formal policy related to the timing of option awards in relation to the release of material nonpublic information. Awards of restricted stock units are generally granted at quarterly meetings of our Compensation Committee, and occasionally granted via Unanimous Written Consent between meetings. The Compensation Committee does not take material nonpublic information into account when determining the timing or terms of awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

EQUITY COMPENSATION PLAN INFORMATION
We currently maintain the following equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, directors and consultants, each of which has been approved by our stockholders: our 2021 Incentive Award Plan (the “2021 Plan”) and our 2021 Employee Stock Purchase Plan (the “ESPP”).
The following table presents information as of December 31, 2024, with respect to compensation plans under which shares of our common stock may be issued.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	51,586,079	(2)	$0.75	95,627,417	(3)
Equity compensation plans not approved by security holders	—		$—	—
Total/Weighted Average/Total	51,586,079		$0.75	95,627,417
_______________
(1)Includes our 2021 Plan and our ESPP.
(2)Includes stock options outstanding under the 2016 Stock Option and Grant Plan (the “2016 Plan”) and restricted stock units outstanding under our 2021 Plan. Joby ceased granting awards under the 2016 Plan effective August 10, 2021.
(3)Includes 83,830,322 shares available for issuance under the 2021 Plan and 11,797,095 shares available for issuance under the ESPP (of which up to a maximum of 5,175,000 shares may be purchased in the current offering periods under the ESPP, based on enrollment as of December 31, 2024). The number of shares available for issuance under the 2021 Plan will be increased on January 1 of each year in an amount equal to the lesser of (i) a number of shares equal to 4% of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding fiscal year, or (ii) such number of shares determined by the Company’s board of directors. The number of shares of common stock available for issuance under the 2021 ESPP will be increased on January 1 of each year in an amount equal to the lesser of (i) a number of shares of common stock equal to 0.5% of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding fiscal year, or (ii) such number of shares determined by the Company’s board of directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with our directors and executive officers described under “Executive Compensation” and “Management” above, the following is a description of each transaction since January 1, 2024, and each currently proposed transaction in which:
•the Company was or is to be a participant;
•the amount involved exceeds or will exceed $120,000; and
•any director, director nominee, executive officer or beneficial holder of more than 5% of capital stock of the Company, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
Toyota Motor Corporation
In 2019, Legacy Joby entered into an Amended and Restated Collaboration Agreement (the “Collaboration Agreement”) with Toyota Motor Corporation (“Toyota”) in connection with Toyota’s purchase of Legacy Joby’s Series C preferred stock. The Collaboration Agreement defines the terms of the parties’ relationship in connection with certain planned collaboration projects.
In 2021, Toyota and Legacy Joby entered into the Toyota MOU, under which Toyota has the right to designate one designee for nomination to our board of directors. Tetsuo Ogawa is currently serving as Toyota’s designee on our board of directors.
In 2023, we entered into a long-term Supply Agreement with Toyota to supply key powertrain and actuation components for our aircraft (the “Toyota Supply Agreement”). The Company made payments to Toyota for these parts and materials totaling $0.7 million during the year ended December 31, 2024. Additionally, the Company identified an embedded finance lease within the Toyota Supply Agreement with Toyota for subassembly components in the amount of $4.1 million as of December 31, 2024.

On October 1, 2024, we entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Toyota providing for the issuance and sale to Toyota in a private placement of up to an aggregate of 99,403,579 shares of our common stock, par value $0.0001 per share, at a purchase price of $5.03 per share, upon the terms and conditions set forth in the Stock Purchase Agreement (the “Toyota Private Placement”).
The Toyota Private Placement is structured in two equal tranches of $250.0 million each. The closing of each tranche is subject to the satisfaction of certain closing conditions set forth in the Stock Purchase Agreement. The first tranche (the “Initial Closing”) is subject to conditions including, but not limited to: (i) the satisfaction of certain regulatory approvals or clearances, including with respect to the Committee on Foreign Investment in the United States and under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder; (ii) the adoption of certain changes to the provisions of our amended and restated bylaws concerning the ownership of common stock by non-citizens of the United States (the “Foreign Ownership Requirement”); (iii) the authorization by our board of directors of certain changes to Article XIV of the Company’s amended and restated certificate of incorporation concerning the Foreign Ownership Requirement (the “Charter Amendment”), subject to approval by the stockholders of the Company at our annual meeting in 2025; (iv) the execution of an amendment and restatement of the Amended and Restated Collaboration Agreement, dated August 30, 2019, between us and Toyota (“Restated Collaboration Agreement”); (v) the execution of a services agreement by us and Toyota (“Services Agreement”); and (vi) certain other customary closing conditions. The second tranche (the “Additional Closing”) is subject to conditions including, but not limited to: (i) the execution of a strategic alliance agreement relating to, among other things, manufacturing arrangements, by us and Toyota (“Strategic Alliance Agreement”); (ii) the approval of the Charter Amendment by our stockholders at the Annual Meeting; and (iii) certain other customary closing conditions. The agreements to be entered into in connection with such conditions are subject to the receipt of regulatory approvals, the parties negotiating and entering into definitive agreements and the conditions included within the applicable definitive documents.
For the avoidance of doubt, the proposed amendment to our Certificate of Incorporation to revise certain provisions related to ownership of shares by persons who are not citizens of the United States set forth in Proposal 5 is intended to satisfy the Charter Amendment closing condition set forth in the Stock Purchase Agreement.

Joby Trust Ownership Interest in Vendors
Joby Trust holds 100% of the ownership interests in North Coast, LLC and North Coast Farms, LLC and holds 90% of the ownership interests in North Coast Remediation, LLC, each of which provide services to Joby. The services purchased from these vendors include rent of office space and certain utilities and maintenance services related to the property on which the rented premises are located. Expenses and related payments to these vendors totaled $0.6 million and $0.6 million during the years ended December 31, 2024 and 2023, respectively. The Company owed these vendors an aggregate of $0.0 million and $0.0 million as of December 31, 2024 and 2023, respectively. JoeBen Bevirt, who is a director and officer of Joby, is affiliated with Joby Trust.
Director and Officer Indemnification
Joby’s charter and bylaws provide for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. Joby has entered into indemnification agreements with each of its directors and executive officers.
Registration Rights Agreement
In connection with the closing of the Merger, we and certain of our and RTP’s stockholders entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within thirty calendar days of the closing of the Merger. Certain stockholders party to the agreement may each request to sell all or any portion of their registrable securities in an underwritten offering up to two times in any 12-month period, so long as the total offering price is reasonably expected to exceed $100.0 million. We also agreed to provide “piggyback” registration rights, subject to certain requirements and customary conditions. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
Policies and Procedures for Related Person Transactions
We have adopted a written related person transaction policy that will set forth the policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•any person who is, or at any time during the applicable period was, one of Joby Aviation’s executive officers or directors;
•any person who is known to be the beneficial owner of more than 5% of our voting stock;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related party transactions.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The primary role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board, and the audit process and the independent registered public accounting firm’s qualifications, independence and performance.
Management has primary responsibility for the financial statements and is responsible for establishing and maintaining the Company’s system of internal controls over preparation of the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing an opinion on the financial statements. The Audit Committee meets periodically with the Company’s independent registered public accounting firm, with and without management present, to review the adequacy of the Company’s internal controls, financial reporting practices and audit process.
Our Audit Committee has reviewed and discussed with our management and Deloitte & Touche LLP, our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”). Our Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
Our Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from us.
Based on the review and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Form 10-K for filing with the SEC.
Audit Committee
 Laura Wright, Chair
Aicha Evans
Halimah DeLaine Prado

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange act requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership with the SEC. As a matter of practice, our administrative staff assists our directors and executive officers in preparing these reports and typically files these reports on their behalf. We believe that all Section 16(a) filing requirements were met in fiscal year 2024.
ADDITIONAL INFORMATION
We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Joby Aviation, Inc.
333 Encinal Street
Santa Cruz, California 95060
Attn: Investor Relations
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, is also available at ir.jobyaviation.com.

OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors,
JoeBen Bevirt
Chief Executive Officer
Santa Cruz, California
April 23, 2025

APPENDIX A
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF JOBY AVIATION, INC.

Joby Aviation, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions recommending and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), and that such amendments be submitted to the stockholders of the Corporation for their consideration:

“RESOLVED, that ARTICLE IV of the Certificate of Incorporation of the Corporation shall be amended and restated to read in its entirety as follows:

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is 2,900,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 2,800,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 100,000,000, having a par value of $0.0001 per share.

SECOND: That at an annual meeting of the stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That except as hereby amended, the provisions of the Corporation’s Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, I have signed this Certificate of Amendment on this _____ day of June, 2025.

Joby Aviation, Inc.

JoeBen Bevirt
Chief Executive Officer

A-1

APPENDIX B
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF JOBY AVIATION, INC.

Joby Aviation, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions recommending and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), and that such amendments be submitted to the stockholders of the Corporation for their consideration:

“RESOLVED, that ARTICLE XIV of the Certificate of Incorporation of the Corporation shall be amended and restated to read in its entirety as follows:

The Corporation shall ensure it is in compliance with applicable provisions of law and regulations relating to ownership and control of a United States air carrier, including Title 49, United States Code, Section 40102 and interpretations and guidance thereof issued by the United States Department of Transportation or its successor, or as the same may be from time to time amended. The Bylaws shall contain provisions to implement this Article XIV, including, without limitation, provisions to ensure US ownership interest in, and actual control of, the air carrier, free from non-citizen ownership, control, and influence. At no time shall any air carrier operations be conducted if any determination of noncompliance as to ownership, control, or citizenship is made for the purposes of this Article XIV.

SECOND: That at an annual meeting of the stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That except as hereby amended, the provisions of the Corporation’s Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, I have signed this Certificate of Amendment on this _____ day of June, 2025.

Joby Aviation, Inc.

JoeBen Bevirt
Chief Executive Officer

B-1

APPENDIX C
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF JOBY AVIATION, INC.

Joby Aviation, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions recommending and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), and that such amendments be submitted to the stockholders of the Corporation for their consideration:

“RESOLVED, that ARTICLE IX of the Certificate of Incorporation of the Corporation shall be amended and restated to read in its entirety as follows:

No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

SECOND: That at an annual meeting of the stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That except as hereby amended, the provisions of the Corporation’s Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, I have signed this Certificate of Amendment on this _____ day of June, 2025.

Joby Aviation, Inc.

JoeBen Bevirt
Chief Executive Officer
C-1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/JOBY2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72029-P30338 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOBY AVIATION, INC.

The Board of Directors recommends you vote FOR all nominees in proposal 1, and FOR proposals 2, 3, 4, 5 and 6:

1. Election of Directors.

Nominees:

To be elected for terms expiring in 2028:	**For**	**Withhold**
1a. Michael Huerta	☐	☐
1b. Tetsuo Ogawa	☐	☐
1c. Dipender Saluja	☐	☐

	For	**Against**	**Abstain**
2. Ratify the appointment of Deloitte & Touche LLP as Joby's independent registered public accounting firm for fiscal year 2025.	☐	☐	☐
3. Approval, in a non-binding advisory vote, of the compensation of Joby's named executive officers.	☐	☐	☐
4. Approval of an amendment to Joby's Certificate of Incorporation to increase the number of authorized shares of its common stock.	☐	☐	☐
5. Approval of an amendment to Joby's Certificate of Incorporation to revise certain provisions related to the ownership of U.S. air carriers.	☐	☐	☐
6. Approval of an amendment to Joby's Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by Delaware law.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name appears hereon, Joint owners each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V72030-P30338

PROXY

The undersigned hereby appoints JoeBen Bevirt and Kate DeHoff, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Joby Aviation, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held June 6, 2025 at 9:00 a.m. Pacific Time, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3, 4, 5 AND 6 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be marked, dated and signed on reverse side